SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

BUCA, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1300 Nicollet Mall, Suite 5003

Minneapolis, Minnesota 55403

(612) 225-3400

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 14, 2006

VOTING METHOD

The accompanying proxy statement describes important issues affecting BUCA, Inc. If you are a shareholder of record, you have the right to vote your shares by telephone, Internet or by mail. You may also revoke your proxy at any time before the annual meeting. Please help us save time and postage costs by voting by telephone or Internet. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

1.	BY TELEPHONE

a.	On a touch-tone telephone, call toll-free 1-800-560-1965; 24 hours a day, seven days a week, until noon, Minneapolis time, on June 13, 2006.

b.	Enter the three-digit company number, which is located in the upper right hand corner of the proxy card and the last four-digits of your U.S. Social Security Number or Tax Identification Number for this company account. If you do not have a U.S. Social Security Number or Tax Identification Number, please enter four zeros.

c.	Follow the simple recorded instructions.

2.	BY INTERNET

a.	Go to the web site at http://www.eproxy.com/buca/; 24 hours a day, seven days a week, until noon, Minneapolis time, on June 13, 2006.

b.	Please have your proxy card and the last four digits of your U.S. Social Security Number or Tax Identification Number in hand to obtain your records and create an electronic ballot. If you do not have a U.S. Social Security Number or Tax Identification Number, please enter four zeros.

c.	Follow the simple instructions provided.

2.	BY MAIL (Do not mail the proxy card if you are voting by Internet or telephone)

a.	Mark your selections on the proxy card.

b.	Date and sign your name exactly as it appears on your proxy card.

c.	Mail the proxy card in the enclosed postage-paid envelope.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Your vote is important. Thank you for voting.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	10:00 a.m., Minneapolis time, on Wednesday, June 14, 2006.

PLACE	Hyatt Hotel
1300 Nicollet Mall
Minneapolis, Minnesota 55403

ITEMS OF BUSINESS	(1) To elect three directors for three-year terms.

(2)	To act upon a proposal to approve the BUCA, Inc. 2006 Omnibus Stock Plan.

(3)	To act upon any other business that may properly come before the meeting.

RECORD DATE	You may vote if you are a shareholder of record at the close of business on April 17, 2006.

ANNUAL REPORT	Our 2005 Annual Report has been included in this package.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. Please vote in one of these three ways:

(1)	Use the toll-free telephone number shown on the proxy card,

OR

(2)	Use the Internet address shown on the proxy card,

OR

(3)	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

You may revoke any proxy at any time prior to its exercise at the annual meeting.

Richard G. Erstad SECRETARY

Approximate Date of Mailing of

Proxy Material: April 24, 2006

BUCA, INC.

1300 Nicollet Mall, Suite 5003

Minneapolis, Minnesota 55403

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 14, 2006

The board of directors of BUCA, Inc. (the “company,” “we” or “us”) is soliciting the enclosed proxy for the 2006 Annual Meeting of Shareholders to be held at the Hyatt Hotel, 1300 Nicollet Mall, Minneapolis, Minnesota, on Wednesday, June 14, 2006, at 10:00 a.m., Minneapolis time, and for any adjournment of the meeting. This proxy statement, a proxy card and our Annual Report to Shareholders for the fiscal year ended December 25, 2005 are being mailed on or about April 24, 2006 to shareholders of record on April 17, 2006.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters described in the accompanying notice of meeting, including the election of three directors for three-year terms and the approval of the BUCA, Inc. 2006 Omnibus Stock Plan. In addition, our management will report on the performance of the company during fiscal 2005 and respond to questions from shareholders.

Who may vote?

Only shareholders of record of our common stock at the close of business on the record date, April 17, 2006, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on the record date at the meeting, or any postponement or adjournment of the meeting. Each share of common stock has one vote on each matter to be voted upon.

Who may attend the annual meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting is on a first-come, first-served basis and seating begins at approximately 9:30 a.m. Cameras and recording devices are not permitted at the meeting.

Please note that if you hold shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring personal identification and a copy of a statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

W hat constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 20,601,345 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

Ho w may I vote?

You may vote by completing and properly signing the enclosed proxy card and returning it to the company in the envelope provided. If you are a registered shareholder (whose shares are owned in your name and not in “street name”) and attend the meeting, you may deliver your completed proxy card in person. In addition, registered shareholders may vote by telephone or Internet by following the instructions on the inside of the front cover of these materials. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

May I vote confidentially?

Yes. Our policy is to treat all proxies, ballots and voting tabulations of a shareholder confidentially if the shareholder has requested confidentiality on the proxy card or ballot.

If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the annual meeting except (1) to meet applicable legal requirements, (2) to allow the election inspectors to count and certify the results of the vote or (3) where there is a proxy solicitation in opposition to the board of directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission. The election inspectors may at any time inform us whether or not a shareholder has voted.

May I change my vote?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or by delivering a later dated proxy by telephone, Internet or mail (using the same means to revoke as you used for your original vote). The powers of the proxy holders will be suspended if you attend the meeting in person and so request in writing, although attendance at the meeting will not by itself revoke a previously granted proxy.

How does the board recommend I vote?

Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:

FOR election of the director nominees (see page 3), and

FOR approval of the BUCA, Inc. 2006 Omnibus Stock Plan (see page 21),

For any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

How many votes are required to approve each item?

The affirmative vote of a plurality of the outstanding shares of common stock entitled to vote and present in person or by proxy at the annual meeting will be required to elect each director nominee. For this purpose, a properly executed proxy marked “WITHHELD” with respect to the election of director nominees will be counted for purposes of determining whether there is a quorum, but will have no effect on the outcome of the vote on the election of directors. Shareholders do not have the right to cumulate their votes in the election of directors. The affirmative vote of the holders of the greater of (1) a majority of the shares of common stock entitled to vote and present in person or by proxy at the annual meeting or (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting is required for the approval of the BUCA, Inc. 2006 Omnibus Stock Plan and for all other items that properly come before the meeting. A shareholder who abstains with respect to a proposal will have the effect of casting a negative vote on that proposal. A shareholder who does not vote in person or by proxy on a proposal (including a broker non-vote) is not deemed to be present in person or by proxy for the purpose of determining whether that a proposal has been approved.

What if other matters are presented for determination at the annual meeting?

As of the date of this proxy statement, management knows of no matters that will be presented for determination at the meeting other than those referred to in this proxy statement. If any other matters properly come before the meeting calling for a vote of shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

Who pays the expenses incurred in connection with the solicitation of proxies?

We will pay expenses in connection with the solicitation of proxies. Proxies are being solicited principally by mail and by telephone. In addition, our directors, officers and employees may solicit proxies personally, by telephone, fax or special letter.

How do I get additional copies of the Annual Report?

Our Annual Report for the fiscal year ended December 25, 2005, including financial statements, has been included in this package. For additional copies, please contact Kaye R. O’Leary, our Chief Financial Officer, at (612) 225-3400, mail your request to Ms. O’Leary at 1300 Nicollet Mall, Suite 5003, Minneapolis, Minnesota 55403, or visit our website at www.bucainc.com and complete an information request form.

ITEM ONE—ELECTION OF DIRECTORS

Director Nominees

Proxies solicited by the board of directors will, unless otherwise directed, be voted for the election of three nominees, Fritzi G. Woods, John P. Whaley and James T. Stamas, each to serve as Class I directors for three-year terms expiring at the annual shareholder’s meeting in 2009 or until their successors are elected and qualified. Ms. Woods and Messrs. Whaley and Stamas are currently serving as directors of the company.

The nominees have consented to serve again. If for any reason any of the nominees becomes unavailable for election, the board of directors may designate a substitute nominee, in which event the shares represented by proxies returned to us will be voted for the substitute nominee, unless an instruction to the contrary is indicated on the proxy.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR ELECTING THE NOMINEES.

General Information about the Board of Directors

Our Amended and Restated Articles of Incorporation provide that the board of directors be divided into three classes of as nearly equal size as possible. Our board is divided into three classes with staggered three-year terms. Ms. Woods and Messrs. Whaley and Stamas are Class I directors whose terms expire at the annual shareholders’ meeting in 2006. Messrs. Mihajlov and Zepf are Class II directors whose terms expire at the annual shareholders’ meeting in 2007. Messrs. Doolin and Feltenstein are Class III directors whose terms expire at the annual shareholders’ meeting in 2008. Mr. Zepf has informed the board that he may need to resign from the board prior to the expiration of his term due to possible restrictions from his employer.

At each annual meeting of shareholders, the successors to directors whose terms then expire will be elected to serve for a full term of three years. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. A nominee elected to fill a vacancy in a class will hold office for a term that will coincide with the remaining term of that class. This classification of the board may delay or prevent changes in our control or in our management.

Pursuant to the terms of Mr. Doolin’s employment agreement, we are required to use reasonable efforts within our control to cause Mr. Doolin to continue to be elected as Chairman of the Board as long as he is our Chief Executive Officer.

All of the present directors (except Ms. Woods and Mr. Stamas) were elected to the board of directors by our shareholders. Ms. Woods was appointed by the board in September 2005 and Mr. Stamas was appointed by the board in October 2005.

Following is information regarding the nominees and directors, including information furnished by them as to their principal occupations. See page 10 for a table showing the number of shares of our common stock beneficially owned by each director as of April 17, 2006.

Wallace B. Doolin joined BUCA in November 2004 as our Chairman of the Board, President and Chief Executive Officer. Mr. Doolin has more than 35 years of restaurant industry experience. From 2002 to 2004, Mr. Doolin served as Chief Executive Officer of La Madeleine Bakery Café and Bistro, a 64-restaurant chain which he helped reengineer and reposition the brand and prepare for its next stage of growth. Prior to joining La Madeleine, Mr. Doolin served as Chief Executive Officer and President of Carlson Restaurants Worldwide (“CRW”) and TGI Friday’s (“Friday’s”) from 1994 to 2002 and as Senior Vice President and Executive Vice President of CRW and Friday’s from 1989 to 1993. During his more than 13 years with CRW and Friday’s, he oversaw Friday’s growth from 135 U.S. restaurants to more than 700 units in 57 countries. He also was responsible for the acquisition of Pick Up Stix, which brought CRW’s restaurant total to 770. From 1984 to 1986, Mr. Doolin served as President of Applebee’s. From 1972 to 1989, he held senior leadership positions at W.R. Grace’s Restaurant Division, Flakey Jake’s, Inc., and Steak and Ale Restaurants. Mr. Doolin has received the IFMA Silver Plate and NRN Golden Chain awards. He is a board member emeritus of the National Restaurant Association and past chairman of its Education Foundation and a member of the board of directors of Caribou Coffee Company. He also is chairman of the ALIMA Fund, a fund for international children through Share Our Strength, a leading children’s anti-hunger organization.

Sidney J. Feltenstein joined BUCA in September 2003 as a director. Mr. Feltenstein served as Chairman, President and Chief Executive Officer of Yorkshire Global Restaurants, the company that operated the restaurant brands A&W Restaurants and Long John Silver’s, from 1995 to 2002. Mr. Feltenstein has served in a variety of operations and marketing management positions including Chief Marketing Officer for Dunkin Donuts and Executive President of Worldwide Marketing for the Burger King Corporation. He is currently Chairman of Sagittarius Brands, Inc., a restaurant holding company. Mr. Feltenstein is active on various boards, including the International Franchise Association.

Peter J. Mihajlov co-founded BUCA in 1993 and has served as a director since 1993. Mr. Mihajlov served as our Interim Chief Executive Officer from May to November 2004. Mr. Mihajlov is also a principal of Parasole Restaurant Holdings, Inc., which he co-founded in 1986. Mr. Mihajlov has been in the restaurant industry since 1977, when he co-founded the first of several privately held restaurant companies, which later merged to form Parasole. Prior to that, Mr. Mihajlov served in a variety of marketing and business management positions within The Pillsbury Company over the course of 17 years.

James T. Stamas joined BUCA in October 2005 as a director. Mr. Stamas has served as Dean of the School of Hospitality at Boston University since 1995. From 1973 to 1988, he was with Omni Hotels where he retired as

Senior Vice President and Chief Administrative Officer. Prior to that, he held positions with Sonesta Hotels and Raytheon Company. In 1988, he founded Stamas Partners, a management consulting company providing human resources and organizational development services to the hospitality industry. He has served as Chairman of the Executive Board for the Whittemore School of Business and Economics at the University of New Hampshire. He is a former director of Yorkshire Restaurants and Panatech Research & Development Corp.

John P. Whaley has served as a director of BUCA since 1996 and as Lead Director since March 2005. He is a partner of Norwest Equity Partners and Norwest Venture Partners and has been a partner or officer of these and affiliated private equity investment funds since 1977. Mr. Whaley is also a director of several privately held companies.

Fritzi G. Woods joined BUCA in September 2005 as a director. Since 2003, Ms. Woods has served as President and Chief Executive Officer of PrimeSource FoodService Equipment, Inc., the nation’s ninth largest food service equipment distribution company. From 1998 to 2002, Ms. Woods was with The Dallas Morning News, a subsidiary of Belo Corporation, where she served as Executive Vice President Sales and Marketing and Chief Financial Officer and received the Trailblazer Award from the Dallas-Fort Worth Association of Black Communicators. Previously, Ms. Woods was Manufacturing Controller and Finance Manager for Motorola in Austin, Texas and worked as an auditor for Arthur Andersen & Co. Ms. Woods is active on various boards and is a Certified Public Accountant.

Paul J. Zepf has served as a director of BUCA since 1998 and served as Lead Director from July 2003 to March 2005. He is currently a managing director of Lazard Alternative Investments LLC and a managing principal of Corporate Partners LLC. He was previously a managing director of each of Lazard Frères & Co. LLC, Centre Partners Management L.L.C., and Corporate Advisors, L.P., where he had been employed since 1989.

Corporate Governance

Director Independence

Our board has determined that each of Messrs. Stamas, Zepf, Whaley and Feltenstein and Ms. Woods is independent as that term is defined under the applicable independence listing standards of the Nasdaq Stock Market. Accordingly, a majority of our board is independent.

Lead Director

In fiscal 2003, our board created the position of Lead Director of the board and appointed Mr. Zepf to serve as Lead Director to increase outside director leadership and involvement. Mr. Zepf served as lead director from July 2003 to March 2005. Mr. Whaley has served as lead director since March 2005. The principal responsibilities of the Lead Director include:

•	chairing the board in the absence of the Chairman and Chief Executive Officer;

•	meeting with directors annually on a one-on-one basis to assess areas where the board and/or committees can operate more effectively;

•	organizing and presiding over executive sessions to review the company’s performance and management effectiveness;

•	communicating to management as appropriate the results of private discussions among independent directors; and

•	developing plans for management succession.

Director Nominations; Director Selection Criteria and Board Policies

In fiscal 2004, our board formed a governance and nominating committee consisting of only independent directors. Our board, acting upon the recommendation of the governance and nominating committee, also adopted a director nominee selection policy, which covers the director nominee selection process and director selection criteria.

Under the policy, the governance and nominating committee will select nominees for directors pursuant to the following process:

•	the identification of director candidates by the governance and nominating committee based upon suggestions from current directors and senior management, recommendations by shareholders and possibly a director search firm;

•	a review of the candidates’ qualifications by the governance and nominating committee to determine which candidates best meet the board’s required and desired criteria;

•	interviews of interested candidates among those who best meet these criteria by the Chair of the governance and nominating committee or the entire committee;

•	a report to the board by the governance and nominating committee on the selection process; and

•	formal nomination by the governance and nominating committee for inclusion in the slate of directors for the annual meeting of shareholders or appointment by the board to fill a vacancy during the intervals between shareholder meetings.

The governance and nominating committee will reassess the qualifications of a director, including the director’s past contributions to the board and the director’s attendance and contributions at board and committee meetings, prior to recommending a director for reelection to another term.

The governance and nominating committee will consider director candidates recommended by shareholders. Shareholders who wish to recommend director candidates for consideration by the governance and nominating committee may do so by submitting a written recommendation to our Secretary at 1300 Nicollet Mall, Suite 5003, Minneapolis, Minnesota 55403. Submissions must include a written recommendation, biographical information concerning the recommended individual, including age, a description of the recommended individual’s past five years of employment history and any past and current board memberships. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the governance and nominating committee and to serve if elected by the board or the shareholders, as applicable. Alternatively, shareholders may directly nominate a person for election to our board by complying with the procedures set forth in our bylaws, any applicable rules and regulations of the Securities and Exchange Commission and any applicable laws.

Candidates for director nominees are reviewed in the context of the current composition of the board, our operating requirements and the long-term interests of our shareholders.

The governance and nominating committee will consider, at a minimum, the following factors in recommending to our board potential new board members, or the continued service of existing members in addition to other factors it deems appropriate based on the current needs and desires of the board:

•	demonstrated character and integrity; an inquiring mind; experience at a strategy/policy setting level; sufficient time to devote to the affairs of the company; and high-level managerial experience;

•	whether the member or potential member is subject to a disqualifying factor, such as, relationships with competitors, customers, suppliers, contractors, counselors or consultants, or recent previous employment with the company;

•	the member’s or potential member’s independence;

•	whether an existing member has reached retirement age or a term limit;

•	whether the member or potential member assists in achieving a mix of board members that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience;

•	whether the member or potential member, by virtue of particular experience, technical expertise, or specialized skills, will add specific value as a board member; and

•	any factors related to the ability and willingness of a new member to serve, or an existing member to continue his or her service.

In addition to the above factors, our board has also adopted certain board policies which provide that no board member may simultaneously serve on the boards of directors of more than three other public companies without receiving the prior approval of the governance and nominating committee. In addition, no employee director may simultaneously serve on more than one other public company board. Our audit committee charter also provides that no audit committee member may simultaneously serve on the audit committees of more than two other public companies.

In fiscal 2005, we added two new directors to our board. Ms. Woods was suggested for membership by our chief executive officer. Mr. Stamas was suggested for membership by one of our outside directors. The selection of each of the new directors was consistent with the company’s director nominee selection criteria.

Executive Sessions of Outside Directors

Our board has regularly scheduled, and used, time near the end of board sessions to meet without any company officers present. Our Lead Director is charged with the responsibility to preside over executive sessions.

Communications with Directors

You can contact our full board, our Lead Director, our independent directors as a group or any of the directors by writing to our Secretary at 1300 Nicollet Mall, Suite 5003, Minneapolis, Minnesota 55403. All communications will be compiled by the Secretary and submitted to the addressees on a periodic basis.

Other Information

Four directors attended our annual shareholders’ meeting in 2005. Additional information concerning the board, including committee charters and our Code of Business Conduct and Ethics applicable to our directors, employees and representatives, is available at www.bucainc.com.

Board Committees

Our board has three standing committees, the principal functions and composition of which are described below. Each committee operates under a charter, a copy of each is available on our website at www.bucainc.com.

Governance and Nominating Committee

The governance and nominating committee of the board, comprised of Messrs. Feltenstein (Chair), Zepf and Whaley and Ms. Woods, is responsible for (1) overseeing corporate governance matters; (2) approving director nominees to be considered for election by shareholders and for election by the board to fill any vacancy or newly created directorship; (3) making recommendations to the board concerning the appropriate size and composition of the board and each board committee, and the establishment of new board committees; (4) developing and administering a board and committee evaluation process; and (5) developing and implementing director orientation and continuing education policies. The governance and nominating committee met three times during fiscal 2005.

All members of the governance and nominating committee satisfy the applicable independence listing standards of the Nasdaq Stock Market and have no relationship with the company that, in the opinion of the board, would interfere with the exercise of independent judgment.

Compensation Committee

The compensation committee of the board, currently comprised of Messrs. Feltenstein (Chair), Stamas, Whaley and Zepf, is responsible for (1) discharging the responsibilities of the board with respect to all forms of compensation of our executive officers and oversight of our employee stock purchase plan and stock incentive plans; and (2) reporting to the shareholders regarding the company’s executive compensation practices and policies.

A director may serve on the compensation committee only if the board determines that he or she:

•	is a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended;

•	satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code; and

•	is “independent” as that term is defined in the applicable listing standards of the Nasdaq Stock Market and has no relationship with the company that, in the opinion of the board, would interfere with the exercise of independent judgment.

The compensation committee met five times during fiscal 2005.

Audit Committee

The audit committee of the board, currently comprised of Messrs. Whaley (Chair), Feltenstein and Zepf and Ms. Woods, is responsible for overseeing our accounting and financial reporting process and the audits of our financial statements. The audit committee met 16 times during fiscal 2005.

All members of the audit committee are “independent” as that term is defined in the applicable listing standards of the Nasdaq Stock Market, Section 301 of the Sarbanes-Oxley Act of 2002 and the SEC rules adopted pursuant to the Sarbanes-Oxley Act. Our board has determined that at least one member of our audit committee, Mr. Whaley, is an “audit committee financial expert,” as that term is defined under Section 407 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC in furtherance of Section 407. Mr. Whaley is independent, as that term is defined under the National Association of Securities Dealers’ listing standards.

The responsibilities of the audit committee are set forth in the audit committee charter, adopted by our audit committee on April 25, 2000, as amended and restated on March 5, 2004.

Director Compensation

Directors who are our employees do not receive additional compensation for serving on our board or board committees. Directors who are not our employees receive compensation for board service as follows:

Quarterly Retainer:	A quarterly retainer of $1,000 ($7,500 in case of Lead Director). In fiscal 2005, the board amended the above compensation policy to increase the quarterly retainer for all new directors to $6,000.

Attendance Fees:	A fee of $2,000 for each board committee meeting attended if (1) such board committee meeting is not held on the same day as a board meeting and (2) the duration of the committee meeting is two hours or longer. Each non-employee director will receive a fee of $500 ($1,000 for the chair of a committee who presides over a committee meeting) for attending each committee meeting with a duration of less than two hours.

Stock Options:	An annual grant of stock options to purchase shares (number determined annually by the board) of our common stock. In fiscal 2005, the board amended the above compensation policy to provide that each new non-employee director first elected to the board will receive a one-time grant of stock options to purchase 20,000 shares of our common stock. Annual grants of stock options to purchase shares of our common stock will be determined annually by the board.

Non-employee director compensation for fiscal 2005 was as follows:

Name	Retainer ($)	Attendance Fees ($)	Total Cash Compensation ($)	Securities Underlying Options (#)
Sidney J. Feltenstein	$4,000	$26,500	$30,500	5,250
Peter J. Mihajlov	4,000	26,500	30,500	5,250
James T. Stamas	6,000	4,000	10,000	27,000
John P. Whaley	23,500	35,000	58,500	5,250
Fritzi G. Woods	6,465	6,000	12,965	27,000
Paul J. Zepf	10,500	29,000	39,500	5,250

Board Meetings During Fiscal 2005

The board of directors met 26 times during fiscal 2005. The SEC rules require disclosure of those directors who attended fewer than 75% of the aggregate total of meetings of the board and board committees on which the director served during the last fiscal year. No director attended fewer than 75% of the aggregate total of these meetings.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee has ever been an officer or employee of our company or of any of our subsidiaries or affiliates. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our board of directors or on our compensation committee.

Certain Transactions

Grant of Options under Our Key Employee Share Option Plan to Executive Officers.    In 2002, we established a Key Employee Share Option Plan (“KEYSOP”) that allowed our compensation committee to award special compensation to key employees in the form of outright awards of options to purchase mutual fund shares.

During fiscal 2004, our compensation committee made an outright award of options valued at $93,750 under the plan to Steven B. Hickey, our Chief Marketing Officer (the value of the award is based on the asset value of the mutual fund shares less the exercise price on the date of the option grant). In early 2005, we suspended further participation in the plan. As of December 16, 2005, assets valued at approximately $517,000 were held in trust to satisfy obligations to participants under the plan. On December 16, 2005, we received the agreement of all remaining KEYSOP participants, including Mr. Hickey, to the termination of the trust and of their remaining interests (both vested and unvested) in the KEYSOP. In exchange for the termination, Mr. Hickey was paid $38,000 and total payments to all participants were approximately $204,000. Amounts remaining in the trust after its liquidation and the payment of termination amounts to participants were remitted to the company.

Stock Ownership of Directors, Executive Officers and Principal Shareholders

The following table sets forth information regarding the beneficial ownership of our common stock as of April 17, 2006 by:

•	each shareholder known by us to beneficially own more than five percent of our common stock,

•	each of our directors,

•	our current executive officers named in the Summary Compensation Table below, and

•	all of our current directors and executive officers as a group.

Except as otherwise noted below, each of the shareholders identified in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by the person.

	Shares Beneficially Owned (1)
Name of Beneficial Owner	Number	Percent
State of Wisconsin Investment Board (2)	3,017,200	14.6%
Heartland Advisors, Inc. (3)	2,340,750	11.4%
Prentice Capital Management, LP (4)	1,823,466	8.9%
Rutabaga Capital Management LLC (5)	1,605,700	7.8%
Dimensional Fund Advisors, Inc. (6)	1,492,269	7.2%
Norwest Equity Partners V, L.P. (7)	1,294,818	6.3%
AWM Investment Company, Inc. (8)	1,158,430	5.6%
Fuller and Thaler Behavioral Finance Fund, Ltd. (9)	1,025,500	5.0%
Sidney J. Feltenstein (10)	50,250	*
Peter J. Mihajlov (11)	239,444	1.2%
James T. Stamas (12)	27,000	*
John P. Whaley (7)	1,294,818	6.3%
Fritzi G. Woods (13)	27,000	*
Paul J. Zepf (14)	63,957	*
Wallace B. Doolin (15)	750,000	3.5%
Modesto Alcala (16)	67,000	*
Stephen B. Hickey (17)	72,000	*
Kaye R. O’Leary (18)	50,000	*
Cynthia C. Rodahl (19)	40,000	*
All current directors and executive officers as a group (12 persons)	2,715,469	12.5%

*	Less than 1%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC that generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes shares of common stock issuable pursuant to the exercise of stock options that are immediately exercisable or exercisable within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 20,601,345 shares of common stock outstanding as of April 17, 2006.

(2)	Based on a Schedule 13G filed with the SEC on February 16, 2006. The address of State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707.

(3)	Based on a Schedule 13G filed with the SEC on February 3, 2006. These securities may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 by (1) Heartland Advisors, Inc. by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and (2) William J. Nasgovitz, as a result of his ownership interest in Heartland Advisors, Inc. Heartland Advisors, Inc. has shared voting power with respect to 2,141,850 shares of common stock and shared investment power with respect to 2,340,750 shares of common stock. Each of Heartland Advisors, Inc. and Mr. Nasgovitz specifically disclaims beneficial ownership of any shares reported on the schedule. The address of Heartland Advisors, Inc. is 789 North Water Street, Milwaukee, Wisconsin 53202.

(4)	Based on a Schedule 13G filed with the SEC on February 14, 2006. Prentice Capital Management, LP has shared voting power and shared investment power with respect to 1,823,466 shares of common stock. Prentice Capital Management, LP serves as investment manager to a number of investment funds (including Prentice Capital Partners, LP, Prentice Capital Partners GP, LP and Prentice Capital Offshore, Ltd.) and manages investments for certain entities in managed accounts with respect to which it has voting and dispositive authority over the shares reported. Michael Zimmerman is the managing member of (1) Prentice Management GP, LLC, the general partner of Prentice Capital Management, LP and (2) Prentice Capital GP, LLC, the general partner of certain investment funds. As such, he may be deemed to control Prentice Capital Management and certain of the investment funds and therefore may be deemed to be the beneficial owner of the securities reported above. Each of Mr. Zimmerman and Prentice Capital Management disclaims beneficial ownership of all of the Shares reported in the Schedule. The address of Prentice Capital management, LP is 623 Fifth Avenue, 32nd Floor, New York, NY 10022.

(5)	Based on a Schedule 13G filed with the SEC on February 16, 2006. Rutabaga Capital Management has sole voting power with respect to 691,600 shares of common stock and sole dispositive power with respect to 1,605,700 shares of common stock. The address of Rutabaga Capital Management is 64 Broad Street, Boston, MA 02109.

(6)	Based on a Schedule 13G filed with the SEC on February 6, 2006. Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the company that are owned by the Funds and may be deemed to be the beneficial owner of the shares of the company held by the Funds. However, all securities reported on the schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(7)

Includes (1) options for the purchase of 40,915 shares of common stock exercisable within 60 days granted to John P. Whaley; (2) 14,565 shares of common stock held by Whaley Family LP; (3) 413,232 shares of common stock beneficially owned by Norwest Equity Partners V, L.P.; (4) 273,000 shares of common stock beneficially owned by Norwest Equity Partners, VI, LP; and (5) 546,000 shares of common stock beneficially owned by Norwest Equity Partners, VII, LP. Mr. Whaley is a managing administrative partner of each of Itasca Partners V, LLP, the general partner of Norwest Equity Partners V, L.P.; Itasca LBO Partners VI, LLP, the general partner of Norwest Equity Partners VI, LP; and Itasca LBO Partners VII, LLP, the general partner of Norwest Equity Partners VII, LP. By virtue of his positions with each of these entities, Mr. Whaley may be deemed to beneficially own the securities held by such entities. Mr. Whaley disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address of Norwest Equity Partners V, L.P. is 3600 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55402.

(8)	Based on a Schedule 13G filed on February 14, 2006 by Austin W. Marxe (“Marxe”) and David M. Greenhouse (“Greenhouse”), who are the controlling principals of AWM Investment Company, Inc. (“AWM”), the general partner of and investment adviser to Special Situations Cayman Fund, L.P. (“Cayman”). AWM also serves as the general partner of MGP Advisers Limited Partnership (“MGP”), the general partner of and investment adviser to Special Situations Fund III, L.P. (“SSF3”) and Special Situations Fund III QP, L.P. (“SSFQP”). Marxe and Greenhouse are also members of M.G. Advisers L.L.C. (“MG”), the general partner of and investment adviser to Special Situations Private Equity Fund, L.P. (“SSPE”). Marxe and Greenhouse have shared voting power and shared dispositive power with respect to 1,158,430 shares of common stock. This amount includes 236,045 shares of common stock owned by Special Situations Cayman Fund, L.P., 57,461 shares of common stock owned by Special Situations Fund III, L.P., 655,537 shares owned by Special Situations Fund II QP, L.P. and 209,387 shares owned by Special Situations Private Equity Fund, L.P. The address of AWM Investment Company, Inc. is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(9)	Based on a Schedule 13G filed with the SEC on February 14, 2006. Fuller & Thaler Asset Management, Inc. has sole voting power with respect to 851,500 shares of common stock and sole investment power with respect to 1,025,500 shares of common stock. Fuller & Thaler Asset Management, Inc. is deemed to be the beneficial owner of the number of securities reflected above pursuant to separate arrangements whereby it acts as investment adviser to certain persons. Each person for whom Fuller & Thaler Asset Management acts as investment adviser has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock purchased or held pursuant to such arrangements. The address of Fuller & Thaler Asset Management, Inc. is 411 Borel Avenue, Suite 402, San Mateo, California 94402.

(10)	Includes options for the purchase of 30,250 shares of common stock exercisable within 60 days granted to Mr. Feltenstein.

(11)	Includes (1) 4,166 shares owned by the Mihajlov Family Limited Partnership; (2) 64,166 shares owned by Mr. Mihajlov’s wife; (3) 102,862 shares held by Peter J. Mihajlov Trust; and (4) options for the purchase of 68,250 shares of common stock exercisable within 60 days granted to Mr. Mihajlov.

(12)	Consists of options for the purchase of 27,000 shares of common stock exercisable within 60 days granted to Mr. Stamas.

(13)	Consists of options for the purchase of 27,000 shares of common stock exercisable within 60 days granted to Ms. Woods.

(14)	Includes options for the purchase of 41,083 shares of common stock exercisable within 60 days granted to Mr. Zepf. Of such amount, Mr. Zepf disclaims beneficial ownership of options to purchase 5,833 shares of common stock; these options are beneficially owned by Centre Partners Management LLC.

(15)	Consists of options for the purchase of 750,000 shares of common stock exercisable within 60 days granted to Mr. Doolin.

(16)	Consists of 42,000 shares of restricted common stock, which shares vest and the related restrictions expire on July 21, 2008, and options for the purchase of 25,000 shares of common stock exercisable within 60 days granted to Mr. Alcala.

(17)	Includes 1,000 shares owned by Mr. Hickey’s wife, 15,000 shares of restricted common stock, which shares vest and the related restrictions expire on July 21, 2008, and options for the purchase of 55,000 shares of common stock exercisable within 60 days granted to Mr. Hickey.

(18)	Consists of 35,000 shares of restricted common stock which shares vest (i.e. the related restrictions expire) on July 21, 2008 and options for the purchase of 15,000 shares of common stock exercisable within 60 days granted to Ms. O’Leary.

(19)	Consists of 30,000 shares of restricted common stock which shares vest and the related restrictions expire on July 21, 2008 and options for the purchase of 10,000 shares of common stock exercisable within 60 days granted to Ms. Rodahl.

Executive Compensation

Summary Compensation Table.    The following table contains information concerning compensation for fiscal 2005, fiscal 2004 and fiscal 2003 earned by the named executive officers.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards ($)		Securities Underlying Options (#)	Black-Scholes Value of Option Awards ($)(1)	Total of All Compensation Components ($)(2)

Wallace B. Doolin(3)	2005	$525,000	$196,875	$73,750	(4)	—		—	—	$795,625
Chairman, President and Chief Executive Officer	2004	40,398	20,192	58,854	(5)	—		750,000	$2,992,500	3,111,944

Kaye R. O’Leary(6)	2005	165,577	10,500	10,750	(7)	$186,900	(8)(9)	15,000	105,600	479,327
Chief Financial Officer

Modesto Alcala(10)	2005	209,615	50,000	90,500	(11)	224,280	(8)(12)	25,000	163,750	738,145
Chief Operating Officer

Stephen B. Hickey(13)	2005	213,942	22,500	51,000	(14)	80,100	(8)(15)	15,000	72,000	439,542
Chief Marketing Officer	2004	193,901	—	64,414	(16)(17)			100,000	610,000	868,315

Cynthia C. Rodahl(18)	2005	137,981	7,875	10,750	(19)	160,200	(8)(20)	10,000	70,400	387,206
Chief Family Resources Officer

(1)	Use of the Black-Scholes option pricing model should not be construed as an endorsement of the accuracy of this model. All stock option pricing models require predictions about the future movement of the stock price. The values do not take into account stock price appreciation or depreciation from the date of grant. No adjustments have been made for non-transferability or risk of forfeiture. The real value of the options in this table will depend on the actual performance of our common stock during the applicable period and the fair market value of our common stock on the date the options are exercised.

(2)	Consists of a sum of the compensation amounts that are reflected in this table.

(3)	Mr. Doolin began serving in these capacities in November 2004.

(4)	Consists of relocation allowance of $57,500 and car allowance of $16,250.

(5)	Consists of relocation allowance of $57,500 and car allowance of $1,354.

(6)	Ms. O’Leary began serving in this capacity in March 2005.

(7)	Consists of car allowance.

(8)	The value of the restricted shares shown in the table is based on the closing sale price of our common stock of $5.34 per share at July 25, 2005, the date of grant. All such shares of restricted common stock vest and the related restrictions expire on July 21, 2008. However, each executive’s restricted shares will vest immediately upon the earliest to occur of the executive’s death or disability or a Fundamental Change (as defined in the related agreement) of the company. If the executive’s employment is terminated for any reason (other than death, disability or a Fundamental Change) prior to vesting, the restricted shares will be forfeited.

(9)	Consists of 35,000 shares, the value of which was $184,100 as of December 25, 2005, based on the closing sale price of our common stock of $5.26 per share at December 23, 2005, the last trading day of our 2005 fiscal year.

(10)	Mr. Alcala began serving in this capacity in February 2005.

(11)	Includes relocation allowance of $80,000 and car allowance of $10,500.

(12)	Consists of 42,000 shares, the value of which was $220,920 as of December 25, 2005, based on the closing sale price of our common stock of $5.26 per share at December 23, 2005, the last trading day of our 2005 fiscal year.

(13)	Mr. Hickey began serving in this capacity in January 2004.

(14)	Consists of $38,000 payment in exchange for termination of Mr. Hickey’s right to receive benefits under our Key Employee Share Option Plan (see “Certain Transactions” for a description of the termination of our KEYSOP) and car allowance of $13,000.

(15)	Consists of 15,000 shares, the value of which was $78,900 as of December 25, 2005, based on the closing sale price of our common stock of $5.26 per share at December 23, 2005, the last trading day of our 2005 fiscal year.

(16)	Includes the vested portion of the net value (based on the asset value of the mutual fund shares less the exercise price) of outright awards of options to purchase mutual fund shares under our KEYSOP granted by our compensation committee to Mr. Hickey. The awards were subject to investment gain or loss. The net value of awards granted to Mr. Hickey in fiscal 2004 was $93,750. The net value of these awards vested or were scheduled to vest as follows: $9,375 in 2004; $18,750 in 2005; $23,438 in 2006; $28,125 in 2007 and $14,063 in 2008. The Key Employee Share Option Plan was terminated in December 2005. Mr. Hickey was paid $38,000 in fiscal 2005 in exchange for his consent to terminate the plan.

(17)	Includes relocation benefits of $42,862 and car allowance of $12,177.

(18)	Ms. Rodahl began serving in this capacity in March 2005.

(19)	Consists of car allowance.

(20)	Consists of 30,000 shares, the value of which was $157,800 as of December 25, 2005, based on the closing sale price of our common stock of $5.26 per share at December 23, 2005, the last trading day of our 2005 fiscal year.

Stock Option Grants Table.    The following table sets forth certain information concerning all stock options granted during fiscal 2005 to the named executive officers. We did not grant any stock appreciation rights during fiscal 2005.

Fiscal 2005 Stock Option Grants Table

	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in 2005	Option Term		Black-Scholes Value of Option Awards ($)(2)
Name			Exercise or Base Price ($/Share)(1)	Expiration Date
Wallace B. Doolin	—	—	—	—
Kaye R. O’Leary(3)	15,000	6.2	$7.04	2015	$105,600
Modesto Alcala(3)	25,000	10.3	6.55	2015	163,750
Stephen B. Hickey(4)	15,000	6.2	5.48	2015	72,000
Cynthia C. Rodahl(3)	10,000	4.1	7.04	2015	70,400

(1)	The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date, or in a combination of cash and shares.

(2)	Use of the Black-Scholes option pricing model should not be construed as an endorsement of the accuracy of this model. All stock option pricing models require predictions about the future movement of the stock price. The values do not take into account stock price appreciation or depreciation from the date of grant. No adjustments have been made for non-transferability or risk of forfeiture. The real value of the options in this table will depend on the actual performance of our common stock during the applicable period and the fair market value of our common stock on the date the options are exercised.

(3)	Options vested on December 31, 2005.

(4)	Options vested on December 25, 2005.

Fiscal Year-End Option Value Table.    The following table sets forth certain information concerning options exercised by the named executive officers in fiscal 2005 and unexercised stock options held by the named executive officers as of fiscal 2005 year-end.

Aggregated Option Exercises in Fiscal 2005 and

Fiscal Year-End Option Value Table

	Number of Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at December 25, 2005		Value of In-the-Money Options at December 25, 2005(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Wallace B. Doolin	—	—	750,000	—	$385,500	—
Kaye R. O’Leary	—	—	—	15,000	—	—
Modesto Alcala	—	—	—	25,000	—	—
Stephen B. Hickey	—	—	35,000	80,000	—	—
Cynthia C. Rodahl	—	—	—	10,000	—	—

(1)	Based on the closing sale price of our common stock of $5.26 per share at December 23, 2005, the last trading day of our 2005 fiscal year.

Employment Agreements.    We entered into an employment agreement with Wallace B. Doolin on October 14, 2004, having an initial employment term running through December 31, 2007. Unless terminated at least 90 days prior to the end of any term, the employment agreement automatically renews for successive one-year terms. The employment agreement provides for an annualized base salary of $525,000 in 2004 and 2005, and subject to increases for subsequent years. Mr. Doolin’s salary for 2006 has been established at $544,687. Mr. Doolin also is eligible for annual incentive bonuses up to a maximum of 50% of his base salary upon the company obtaining certain annual performance targets. Bonus payments for fiscal 2006 are to be based upon achieving certain targets based upon EBITDA and upon achieving certain departmental objectives. We also agreed to pay Mr. Doolin 100% of the available pro-rata base cash bonus for the remainder of 2004 and no less than 75% of any available base cash bonus for 2005. In addition, beginning with fiscal 2005, if actual EBITDA (as defined in the employment agreement) exceeds budgeted EBITDA, Mr. Doolin will receive an additional bonus equal to 5% of such excess.

The employment agreement provides that if Mr. Doolin is terminated without cause or, after a change in control, Mr. Doolin resigns because of a substantial reduction or alteration in his duties, base salary or for certain other reasons, Mr. Doolin will receive a severance payment equal to his base salary for the greater of 24 months and the number of months left prior to the end of the current employment term, except that if such termination occurs with less than 12 months remaining in the employment term, Mr. Doolin will receive a severance payment equal to his base salary for the remaining term plus 12 months. Mr. Doolin will also receive an amount equal to the prior year’s base cash bonus earned, if any. Assuming we were to terminate Mr. Doolin’s employment without cause at the end of our fiscal year 2006, Mr. Doolin would be entitled to receive total severance payments of $1,286,249, consisting of $1,089,374 equaling 24 months of base salary at his current rate, plus

$196,875 as the prior year’s base cash bonus. We would also pay approximately $20,700 to continue Mr. Doolin’s health benefits for one year. Mr. Doolin will receive similar payments if termination occurs because of his death or disability. Any such severance payment would be made on a monthly basis over that number of months used in determining the severance payment. The employment agreement also provides Mr. Doolin with certain benefits, including a relocation allowance of $115,000, of which $57,500 was paid in fiscal 2004 and $57,500 was paid in fiscal 2005. The employment agreement contains confidentiality, noncompete and nonsolicitation covenants from Mr. Doolin.

Upon execution of the employment agreement, we issued Mr. Doolin an option to purchase an aggregate of 750,000 shares of company common stock, with 150,000 of such shares having an exercise price of $3.99, the fair market value of a share of our common stock as of such date, 150,000 having an exercise price of $4.39, 150,000 having an exercise price of $4.83, 150,000 having an exercise price of $5.31, and 150,000 having an exercise price of $5.84. The option has a term of 10 years and vested with respect to all 750,000 shares as of December 26, 2004.

We entered into an employment agreement with Steven B. Hickey in January 2004, which was amended and restated in December 2005. Under the terms of the agreement, Mr. Hickey is currently serving as our Chief Marketing Officer for a term expiring on June 30, 2007. The agreement provides that Mr. Hickey’s annual salary for 2005 would be $225,000. The board of directors will establish Mr. Hickey’s base salary for each subsequent calendar year. Mr. Hickey’s salary for 2006 has been established at $225,000. Mr. Hickey is eligible to receive a yearly bonus based upon certain performance criteria established by the board. For fiscal 2006, Mr. Hickey is eligible to receive up to up to a maximum of 50% of his annual base salary as bonus. Bonus payments for fiscal 2006 are to be based upon achieving certain targets based upon EBITDA and upon achieving certain departmental objectives. We also have agreed to reimburse Mr. Hickey’s reasonable and necessary business expenses. If we terminate Mr. Hickey’s employment for cause or if Mr. Hickey terminates his employment (except as a result of a change in control), he will receive no additional compensation or termination benefits. If Mr. Hickey is terminated because of death or physical or mental disability, he or his estate will be entitled to a termination payment of 12 months’ base salary then in effect, payable in 12 equal monthly installments. If Mr. Hickey terminates his employment upon 30 days’ prior written notice following a change in control of the company, because his duties are substantially reduced or negatively altered without his prior written consent, or if Mr. Hickey’s employment is terminated by us without cause following a change in control or within 180 days prior to a change in control and the termination is related to the change in control, he will be entitled to a termination payment of 12 months’ base salary then in effect, payable in 12 monthly installments and either the continuation of his health benefits for 12 months or the payment by the company of his COBRA payments during the COBRA period. If Mr. Hickey terminates employment as a result of a change in control, but his duties have not been substantially reduced or negatively altered, he will be entitled to a termination payment of 12 months’ base salary then in effect, payable in 12 monthly installments. If Mr. Hickey is terminated by us without cause and not associated with a change in control, he will be entitled to a termination payment of six months’ base salary then in effect, payable in six monthly installments. Assuming we were to terminate Mr. Hickey’s employment without cause and not associated with a change of control at the end of our fiscal year 2006, Mr. Hickey would be entitled to receive total severance payments of $112,500. The agreement also contains benefits (including providing Mr. Hickey with health insurance and long-term disability insurance), confidentiality and non-competition provisions.

We entered into an employment agreement with Modesto Alcala in February 2005. Under the terms of the agreement, Mr. Alcala is currently serving as our Chief Operating Officer. The agreement provides that Mr. Alcala’s annual salary for 2005 would be $250,000. The board of directors will establish Mr. Alcala’s base salary for each subsequent calendar year. Mr. Alcala’s salary for 2006 has been established at $258,000. Mr. Alcala is eligible to receive a yearly bonus of up to 40% of his base salary based upon certain performance criteria established by the board. Bonus payments for fiscal 2006 are to be based upon achieving certain targets based upon EBITDA and upon achieving certain departmental objectives. For 2005, Mr. Alcala was guaranteed to receive not less than $50,000 of such potential cash bonus. We also have agreed to reimburse Mr. Alcala’s reasonable and necessary business expenses. Mr. Alcala’s employment under the employment agreement may be terminated upon notice at any time by us, with or without cause. The employment agreement provides that if Mr. Alcala is terminated without cause or is terminated because of his death or disability, Mr. Alcala will receive a severance payment equal to six months’ base salary plus a pro rata portion of any bonus amount deemed earned during such year. Any such severance payment would be made on a monthly basis over the first six months following such termination. However, if Mr. Alcala is terminated without cause, such payments would cease if at any time during the six months following such termination he accepts other employment. Assuming (1) we were to terminate Mr. Alcala’s employment without cause at the end of our fiscal year 2006, (2) Mr. Alcala were deemed to have earned his entire bonus potential for the year and (3) Mr. Alcala were not to accept other employment during the six months following termination, Mr. Alcala would be entitled to receive total severance payments of $232,200, consisting of $129,000 equaling six months of base salary, plus $103,200 as the pro rata bonus earned during the year. The employment agreement also provided Mr. Alcala with a relocation allowance, reimbursement for one house-hunting trip to Minneapolis, reimbursement for temporary housing in the Minneapolis area for a period not to exceed 60 days, and provides Mr. Alcala with an automobile allowance. All such amounts were paid out in fiscal 2005. The employment agreement contains confidentiality, noncompete and nonsolicitation covenants from Mr. Alcala.

Pursuant to the terms of the employment agreement, we also granted Mr. Alcala an option to purchase an aggregate of 25,000 shares of our common stock at an exercise price of $6.55 per share, the fair market value of a share of our common stock as of such date. The option has a term of 10 years and vested with respect to all 25,000 shares on December 31, 2005.

We entered into an employment agreement with Kaye R. O’Leary in February 2005. Under the terms of the agreement, Ms. O’Leary is currently serving as our Chief Financial Officer. The employment agreement provides for an annualized base salary of $210,000 in 2005. The board of directors will establish Ms. O’Leary’s base salary for each subsequent calendar year. Ms. O’Leary’s salary for 2006 has been established at $218,400. Ms. O’Leary also is eligible for annual incentive bonuses of up to 30% of her base salary upon certain performance criteria established by the board. Bonus payments for fiscal 2006 are to be based upon achieving certain targets based upon EBITDA and upon achieving certain departmental objectives. Ms. O’Leary’s employment under the Employment Agreement may be terminated upon notice at any time by us, with or without cause. The employment agreement provides that if Ms. O’Leary is terminated without cause or is terminated because of her death or disability, Ms. O’Leary will receive a severance payment equal to six months’ base salary plus a pro rata portion of any bonus amount deemed earned during such year. Any such severance payment would be made on a monthly basis over the first six months following termination. However, if Ms. O’Leary is terminated without cause, such payments would cease if at any time during the six months following termination she accepts other employment. Assuming (1) we were to terminate Ms. O’Leary’s employment without cause at the end of our fiscal year 2006, (2) Ms. O’Leary were deemed to have earned her entire bonus potential for the year and (3) Ms. O’Leary were not to accept other employment during the six months following termination, Ms. O’Leary would be entitled to receive total severance payments of $174,720, consisting of $109,200 equaling six months of base salary, plus $65,520 as the pro rata bonus earned during the year. The employment agreement also provides Ms. O’Leary with certain benefits, including an automobile allowance. The employment agreement contains confidentiality, noncompete and nonsolicitation covenants from Ms. O’Leary.

Pursuant to the terms of the employment agreement, we also granted Ms. O’Leary a stock option to purchase an aggregate of 15,000 shares our common stock at an exercise price of $7.04, the fair market value of a share of our common stock on the grant date. The option has a term of 10 years and vested with respect to all 15,000 shares on December 31, 2005.

We entered into an employment agreement with Cynthia C. Rodahl in February 2005. Under the terms of the agreement, Ms. Rodahl is currently serving as our Chief Family Resources Officer. The employment agreement provides for an annualized base salary of $175,000 in 2005. The board of directors will establish Ms. Rodahl’s base salary for each subsequent calendar year. Ms. Rodahl’s salary for 2006 has been established at

$181,125. Ms. Rodahl also is eligible for annual incentive bonuses of up to 30% of her base salary upon certain performance criteria established by the board. Bonus payments for fiscal 2006 are to be based upon achieving certain targets based upon EBITDA and upon achieving certain departmental objectives. Ms. Rodahl’s employment under the employment agreement may be terminated upon notice at any time by us, with or without cause. The employment agreement provides that if Ms. Rodahl is terminated without cause or is terminated because of her death or disability, Ms. Rodahl will receive a severance payment equal to six months’ base salary plus a pro rata portion of any bonus amount deemed earned during such year. Any such severance payment would be made on a monthly basis over the first six months following such termination. However, if Ms. Rodahl is terminated without cause, such payments would cease if at any time during the six months following such termination she accepts other employment. Assuming (1) we were to terminate Ms. Rodahl’s employment without cause at the end of our fiscal year 2006, (2) Ms. Rodahl were deemed to have earned her entire bonus potential for the year and (3) Ms. Rodahl were not to accept other employment during the six months following termination, Ms. Rodahl would be entitled to receive total severance payments of $144,900, consisting of $90,563 equaling six months of base salary, plus $54,337 as the pro rata bonus earned during the year. The employment agreement also provides Ms. Rodahl with certain benefits, including an automobile allowance. The employment agreement contains confidentiality, noncompete and nonsolicitation covenants from Ms. Rodahl.

Pursuant to the terms of the employment agreement, we also granted Ms. Rodahl a stock option to purchase an aggregate of 10,000 shares our common stock at an exercise price of $7.04, the fair market value of a share of our common stock on the grant date. The option has a term of 10 years and vested with respect to all 10,000 shares as of December 31, 2005.

Report of the Compensation Committee on Executive Compensation

Sidney J. Feltenstein, James T. Stamas, John P. Whaley and Paul J. Zepf are current members of the compensation committee (the “Committee”) of the Board of Directors. For fiscal 2005, the Committee made all decisions concerning executive compensation. The Committee is responsible for setting and administering the policies governing annual compensation of the executive officers of the company. The Committee reviews and approves the President and Chief Executive Officer’s recommendations regarding the performance and compensation levels for executive officers, other than himself.

Overview

The goals of the company’s executive officer compensation policies are to attract, retain and reward executive officers who contribute to the company’s success, to align executive officer compensation with the company’s performance and to motivate executive officers to achieve the company’s business objectives. The company uses salary, bonus compensation and grants of options and restricted stock to attain these goals. The Committee reviews compensation surveys and other data to enable the Committee to compare the company’s compensation package with that of similarly sized companies. In establishing compensation packages for new executive officers, the Committee reviews competitive market data at a national level relevant to the position that has been gathered through salary surveys and market analyses.

Salary

Base salaries of executive officers are reviewed annually, and if deemed appropriate, adjustments are made based on individual executive officer performance, scope of responsibilities and levels paid by similarly-sized companies. In determining the salaries of the executive officers, the Committee considered information provided by the company’s President and Chief Executive Officer, salary data from industry surveys, and salary surveys and similar data prepared by an outside consulting firm with expertise in executive compensation.

The President and Chief Executive Officer is responsible for evaluating the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the Committee. The President and Chief Executive Officer may not be present during the voting on deliberations by the Committee of executive compensation. In addition to considering the performance of individual executive officers and information concerning competitive salaries, significant weight is placed on the financial performance of the company in considering salary adjustments.

Bonus Compensation

The Committee determines cash bonuses for each executive officer annually. In fiscal 2005, the Committee determined to base bonus compensation for that year upon achieving certain targets based upon EBITDA and upon achieving defined departmental objectives. Performance against the established goals is determined annually by the Committee and based on such determination, the Committee approves payment of appropriate bonuses.

Stock Options and Restricted Stock

The company strongly believes that equity ownership by executive officers provides incentives to build shareholder value and align the interests of executive officers with the shareholders. The company has previously granted stock options to executive officers, but in fiscal 2005 began to grant shares of restricted stock to executive officers. The size of an initial option or restricted stock grant to an executive officer has generally been determined with reference to similarly-sized companies, the responsibilities and future contributions of the executive officer, existing equity and option ownership, as well as recruitment and retention considerations.

Compensation of Chief Executive Officer

The company entered into an employment agreement with Wallace B. Doolin on October 14, 2004, having an initial employment term running through December 31, 2007. The employment agreement provides for an annualized base salary of $525,000 in 2004 and 2005, and subject to increases for subsequent years. Mr. Doolin also is eligible for annual incentive bonuses up to a maximum of 50% of his base salary upon the company obtaining certain annual performance targets. The company also agreed to pay Mr. Doolin 100% of the available pro-rata base cash bonus for the remainder of 2004 and no less than 75% of any available base cash bonus for 2005. Mr. Doolin’s cash bonus for 2005 was $196,875, representing 37.5% of Mr. Doolin’s base salary for 2005. In addition, beginning with fiscal 2005, if actual EBITDA (as defined in the employment agreement) exceeds budgeted EBITDA, Mr. Doolin will receive an additional bonus equal to 5% of such excess. No such bonus was earned in fiscal 2005.

Upon execution of the employment agreement, the company issued Mr. Doolin an option to purchase an aggregate of 750,000 shares of company common stock, with 150,000 of such shares having an exercise price of $3.99, the Nasdaq National Market closing price per share on October 13, 2004, 150,000 having an exercise price of $4.39, 150,000 having an exercise price of $4.83, 150,000 having an exercise price of $5.31, and 150,000 having an exercise price of $5.84. The option has a term of 10 years and vested with respect to all 750,000 shares as of December 26, 2004.

The company also paid $16,250 to Mr. Doolin as a car allowance in 2005.

Deductibility of Executive Compensation

Internal Revenue Code Section 162(m) limits the deductibility of compensation over $1 million paid by a company to an executive officer. The Committee currently does not have a policy with respect to Section 162(m) because it is unlikely that such limit will apply to compensation paid by the company to any of the company’s executive officers for at least the current year.

COMPENSATION COMMITTEE

Sidney J. Feltenstein

James T. Stamas

John P. Whaley

Paul J. Zepf

Report of the Audit Committee

The role of the company’s Audit Committee, which is composed of four independent non-employee directors, is one of oversight of the company’s management and the company’s independent registered public accounting firm in regard to the company’s financial reporting and the company’s controls respecting accounting and financial reporting. In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with the company’s management and independent registered public accounting firm.

The Audit Committee has (1) reviewed and discussed the company’s audited financial statements for the year ended and December 25, 2005 with the company’s management; (2) discussed with the company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU sec. 380); (3) received the written disclosures and the letter from the company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and (4) discussed with the company’s independent accountants the independent accountants’ independence.

Based on the review and discussions with management and the company’s independent registered public accounting firm referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2005 for filing with the SEC.

AUDIT COMMITTEE

Sidney J. Feltenstein

John P. Whaley

Fritzi G. Woods

Paul J. Zepf

Independent Registered Public Accounting Firm

Deloitte & Touche LLP has served as our independent registered public accounting firm since 1997. We have not yet engaged an independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2006, and have elected not to submit a proposal for auditor ratification to our shareholders at this annual meeting.

A representative from Deloitte & Touche LLP will be at the annual meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

Independent Registered Public Accounting Firm’s Fees

The following table shows the aggregate fees billed to us by Deloitte & Touche LLP for services rendered during fiscal years ended December 25, 2005 and December 26, 2004:

Description of Fees	Fiscal 2005 Amount		Fiscal 2004 Amount
Audit Fees	$1,060,000	(1)	$1,099,477	(4)
Audit-Related Fees	30,000	(2)	39,821	(5)
Tax Fees	25,375	(3)	43,670	(6)
All Other Fees	—		—

Total	$1,115,375		$1,182,968

(1)	Includes fees for the audits of our fiscal 2005 financial statements and internal controls over financial reporting and reviews of the related quarterly financial statements.

(2)	Includes fees for certain statutory audits in connection with our 401(k) and Employee Stock Ownership Plans.

(3)	Includes fees for income tax return preparation, and state, federal and other tax planning.

(4)	Includes fees for the audit of our fiscal 2004 financial statements and reviews of the related quarterly financial statements.

(5)	Includes fees for certain statutory audits in connection with our 401(k) and Employee Stock Ownership Plans and consultation on accounting matters.

(6)	Includes fees for tax return preparation, state, federal and international tax planning and state sales tax matters.

Independent Registered Public Accounting Firm’s Independence

The Audit Committee has considered whether, and has determined that, the provision of services by Deloitte & Touche LLP described under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” was compatible with maintaining the independence of Deloitte & Touche LLP as the company’s principal accountants.

In order to ensure that our independent registered public accounting firm is engaged only to provide audit and non-audit services that are compatible with maintaining its independence, the audit committee requires that all audit and permissible non-audit services provided by our independent registered public accounting firm be pre-approved by the audit committee or a designated member of the audit committee. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services. The audit committee reviews each non-audit service to be provided and assesses the impact of the service on the independent registered public accounting firm’s independence.

The audit committee pre-approved 100% of the services described in the “Independent Registered Public Accounting Firm’s Fees” table pursuant to engagements that occurred in fiscal 2005.

ITEM TWO—APPROVAL OF THE BUCA, INC. 2006 OMNIBUS STOCK PLAN

Introduction

On April 14, 2006, our board of directors, acting upon the recommendation of our compensation committee, authorized the adoption of the BUCA, Inc. 2006 Omnibus Stock Plan (the “2006 Stock Plan”), a copy of which is attached as Exhibit A to this proxy statement. The board also directed the company to submit the 2006 Stock Plan to our shareholders for approval at the 2006 Annual Meeting of Shareholders. If our shareholders approve the Stock Plan, it will be effective as of April 14, 2006.

We currently have three other stock incentive plans: the 1996 Stock Incentive Plan of BUCA, Inc. and Affiliated Companies (the “1996 Stock Plan”), the 2000 Stock Incentive Plan of BUCA, Inc. and Affiliated Companies (the “2000 Stock Plan”), and the Stock Option Plan for Non-Employee Directors (the “Non-Employee Directors Option Plan”).

The 1996 Stock Plan.    As of April 17, 2006, there were 3,450,000 shares authorized under the 1996 Stock Plan, representing approximately 16.7% of our total shares outstanding. Of that amount, 311,473 shares are available for future awards and 1,892,295 shares are subject to issued but unexercised options. On April 14, 2006, our board of directors, acting upon the recommendation of our compensation committee, adopted a resolution to cease making any additional grants under the 1996 Stock Plan, effective upon approval of the 2006 Stock Plan by our shareholders.

The 2000 Stock Plan.    As of April 17, 2006, there were 300,000 shares authorized under the 2000 Stock Plan, representing approximately 1.5% of our total shares outstanding. Of that amount, no shares are available for future grants and 248,300 shares are subject to issued but unexercised options.

The Non-Employee Director Option Plan.    As of April 17, 2006, there were 40,000 shares authorized under the Non-Employee Director Option Plan, representing approximately 0.2% of our total shares outstanding. Of that amount, no shares are available for future option grants and 3,331 shares are subject to issued but unexercised options.

Our board of directors has reserved an aggregate of 2,100,000 shares for issuance under the 2006 Stock Plan, representing approximately 10.2% of our total shares outstanding as of April 17, 2006. If our shareholders approve the 2006 Stock Plan, we will cease granting any future awards under our 1996 Stock Plan.

The purpose of the 2006 Stock Plan is to promote the interests of the company and our shareholders by providing our key personnel with an opportunity to acquire a proprietary interest in the company and reward them for achieving a high level of corporate performance, and thereby developing a stronger incentive to put forth maximum effort for our continued success and growth. In addition, the opportunity to acquire a proprietary interest in the company will aid in attracting and retaining key personnel of outstanding ability. The 2006 Stock Plan is also intended to provide our non-employee directors with an opportunity to acquire a proprietary interest in the company, to compensate our non-employee directors for their contribution to the company and to aid in attracting and retaining non-employee directors.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR APPROVAL OF THE 2006 STOCK PLAN.

General Description of the 2006 Stock Plan

The following is a summary of the 2006 Stock Plan. This summary is qualified in its entirety by reference to the complete 2006 Stock Plan attached to this proxy statement as Exhibit A.

Eligibility

Participation in the 2006 Stock Plan is limited to our employees and to individuals or entities who are not our employees but who provide services to us, including services provided in the capacity of a consultant, advisor or director. The granting of awards is solely at the discretion of our compensation committee, except that incentive stock options may only be granted to our employees.

Administration of the 2006 Stock Plan

The compensation committee of our board or any other committee (consisting of at least two or more non-employee directors) designated by our board will administer the 2006 Stock Plan (the “Committee”). The Committee has exclusive power to (1) make awards, (2) determine when and to whom awards will be granted, the form of each award, the amount of each award, and any other terms or conditions of each award consistent with the 2006 Stock Plan, (3) determine whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares of common stock, or other property, and (4) determine whether, to what extent and under what circumstances awards may be canceled, forfeited or suspended. Each award will be subject to an agreement authorized by the Committee. Notwithstanding the foregoing, the board has the sole and exclusive power to administer the 2006 Stock Plan with respect to awards granted to our non-employee directors.

Shares Available Under the 2006 Stock Plan

The number of shares of our common stock available for distribution under the 2006 Stock Plan may not exceed 2,100,000 (subject to adjustment, as provided in the 2006 Stock Plan, for changes in capitalization of the company). As of April 17, 2006, the closing sale price of our common stock was $5.52 per share, as reported by the Nasdaq Stock Market. Any shares subject to the terms and conditions of an award under the 2006 Stock Plan that are not used because the terms and conditions of the award are not met may again be used for an award under the 2006 Stock Plan. Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited award, or any award settled in cash in lieu of shares will be available for further awards. No fractional shares may be issued under the 2006 Stock Plan; however, cash will be paid in lieu of any fractional share in settlement of an award.

The grant of awards under the 2006 Stock Plan is within the discretion of the Committee and the board. Therefore, we are unable to determine the benefits or amounts that will be allocated to any participant under the 2006 Stock Plan. As of April 17, 2006, no awards have been granted under the 2006 Stock Plan.

Description of 2006 Stock Plan Awards

The 2006 Stock Plan provides that the Committee may grant awards to participants in the form of (1) restricted stock, (2) “incentive stock options” within the meaning of Internal Revenue Code Section 422 or non-statutory stock options, (3) stock appreciation rights, (4) performance units, or (5) other stock-based awards. A description of each of these awards follows.

Restricted Stock Awards.    An award of restricted stock under the 2006 Stock Plan will consist of shares of common stock subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions will be included in the applicable agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine. The agreement will describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded restricted stock will lapse. Upon the lapse of the restrictions and conditions, shares free of restrictive legends, if any, relating to such restrictions will be issued to the participant. A participant with a restricted stock award will have all the other rights of a shareholder, including the right to receive dividends and the right to vote the shares of restricted stock.

Stock Options.    An option will be granted pursuant to an agreement as either an incentive stock option or a non-statutory stock option. The purchase price of each share of common stock subject to an option will be determined by the Committee and set forth in the applicable agreement, but will not be less than 100% of the fair market value of a share as of the date the option is granted. The purchase price of the shares with respect to which an option is exercised will be payable in full at the time of exercise, provided that to the extent permitted by law (as determined by the Committee), the agreement may permit some or all participants to simultaneously exercise options and sell the shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the shares. The purchase price may be payable in cash, by delivery or tender of shares (by actual delivery or attestation) having a fair market value as of the date the option is exercised equal to the purchase price of the shares being purchased pursuant to the option, or a combination thereof, as determined by the Committee, but no fractional shares will be issued or accepted. A participant exercising an option will not be permitted to pay any portion of the purchase price with shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the company. Each option will be exercisable in whole or in part on the terms provided in the agreement. In no event will any option be exercisable at any time after the expiration of its term. When an option is no longer exercisable, it will be deemed to have lapsed or terminated.

The aggregate fair market value (determined as of the date the option is granted) of the shares with respect to which incentive stock options held by an individual first become exercisable in any calendar year (under the 2006 Stock Plan and all of our other incentive stock option plans) may not exceed $100,000 and to the extent an incentive stock option or options granted to a participant exceed this limit, the incentive stock option or options will be treated as a non-statutory stock option or options. An incentive stock option will not be exercisable more than 10 years after the date of grant. The agreement covering an incentive stock option will contain such other terms and provisions that the Committee determines necessary to qualify the option as an incentive stock option. No participant may receive an incentive stock option under the 2006 Stock Plan if, at the time the award is granted, the participant owns shares possessing more than 10% of the total combined voting power of all classes of our stock, unless (1) the option price for that incentive stock option is at least 110% of the fair market value of the shares subject to that incentive stock option on the date of grant and (2) that option is not exercisable after the date five years from the date that incentive stock option is granted. The maximum number of shares that may be issued pursuant to options intended to be incentive stock options is 2,100,000.

Stock Appreciation Rights.    An award of a stock appreciation right will entitle the participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the stock appreciation right all or a portion of the excess of the fair market value of a specified number of shares as of the date of exercise of the stock appreciation right over a specified price that will not be less than 100% of the fair market value of such shares as of the date of grant of the stock appreciation right. A stock appreciation right may be granted in connection with part or all of, in addition to, or completely independent of, an option or any other award under the 2006 Stock Plan. If issued in connection with a previously or contemporaneously granted option, the Committee may impose a condition that exercise of a stock appreciation right cancels a pro rata portion of the option with which it is connected and vice versa.

Each stock appreciation right may be exercisable in whole or in part on the terms provided in the agreement. No stock appreciation right will be exercisable at any time after the expiration of its term. When a stock appreciation right is no longer exercisable, it will be deemed to have lapsed or terminated. Upon exercise of a stock appreciation right, payment to the participant will be made at such time or times as will be provided in the agreement in the form of cash, shares of common stock or a combination of cash and shares as determined by the Committee. The agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or shares) may be made in the event of the exercise of a stock appreciation right.

Performance Units.    An award of performance units under the 2006 Stock Plan will entitle the participant to future payments of cash, shares of common stock or a combination of cash and shares, as determined by the Committee, based upon the achievement of performance goals established by the Committee. In the case of grants to “covered employees” under Internal Revenue Code Section 162(m), the performance goals will be based on specified levels of one or more of the following measures with respect to the performance of the company or a group, unit, affiliate or an individual: number of new restaurant openings; number of operating weeks; restaurant operating profit; total sales; general and administrative expenses; comparable restaurant sales; gross margin; operating margin; operating income; pre-tax profit; earnings before stock-based compensation expense, interest, taxes and depreciation and amortization; earnings before interest, taxes and depreciation and amortization; earnings before interest and taxes; net income; expenses; the market price of the Company’s stock; stock price; earnings per share; return on stockholder equity; return on capital; return on net assets; economic value added; market share; customer service; customer satisfaction; safety; total shareholder return; free cash flow; net operating income; operating cash flow; return on investment; employee satisfaction; employee retention; balance of cash, cash equivalents and marketable securities; product development; research and development expenses; completion of an identified special project; or completion of a joint venture or other corporate transaction. Such performance goals will be set by the Committee within the time period prescribed by Internal Revenue Code Section 162(m) and related regulations.

The agreement may establish that a portion of a participant’s award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the award. The agreement will also provide for the timing of the payment. Following the conclusion or acceleration of each period of time over which performance units are earned (“Performance Cycle”), the Committee will determine the extent to which (1) performance targets have been attained, (2) any other terms and conditions with respect to an award relating to the Performance Cycle have been satisfied and (3) payment is due with respect to an award of performance units. The agreement may provide for a limitation on the value of an award of performance units that a participant may receive.

Other Stock-Based Awards.    The Committee may from time to time grant common stock and other awards under the 2006 Stock Plan including, without limitation, those awards pursuant to which shares of common stock are or may in the future be acquired, awards denominated in common stock units, restricted stock units, securities convertible into common stock and phantom securities. The Committee, in its sole discretion, may determine the terms and conditions of such awards provided that such awards will not be inconsistent with the terms and purposes of the 2006 Stock Plan. The Committee may, at its sole discretion, direct the company to issue shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the award to which the shares relate.

Effective Date and Duration of the 2006 Stock Plan

The 2006 Stock Plan will become effective as of April 14, 2006 if the 2006 Stock Plan is approved by the requisite vote of shareholders at the 2006 Annual Shareholders Meeting. The 2006 Stock Plan will remain in effect until all common stock subject to it is distributed, all awards have expired or lapsed, the 2006 Stock Plan is terminated pursuant to its terms or April 13, 2016.

Amendment, Modification and Termination of the 2006 Stock Plan

The board may at any time and from time to time terminate, suspend or modify the 2006 Stock Plan. The Committee may at any time alter or amend any or all agreements under the 2006 Stock Plan to the extent permitted by law. No termination, suspension, or modification of the 2006 Stock Plan will materially and adversely affect any right acquired by any participant under an award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the participant in the agreement or otherwise, or required as a matter of law.

Acceleration of Awards and Lapse of Restrictions

The Committee may provide in the applicable agreement for the lapse of restrictions on restricted stock or other awards, accelerated vesting of stock options, stock appreciation rights and other awards, or acceleration of the term with respect to which the achievement of performance targets for performance awards is determined in the following circumstances:

•	a change in control of the company;

•	other fundamental changes in the corporate structure of the company;

•	death, disability, or qualified retirement; or

•	such other events as the committee may determine.

Repricing; Shareholder Approval

Except for adjustment for changes in capitalization (including a change in control of the company, other fundamental changes in the corporate structure of the company, recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change), no option or stock appreciation right may be amended to reduce the exercise price per share of common stock subject to such option or stock appreciation right, as applicable, below the exercise price as of the date the option or stock appreciation right is granted without the prior approval of our shareholders. In addition, without the prior approval of our shareholders, we may not, in connection with the cancellation or surrender of an existing option or stock appreciation right granted to a participant, grant to such participant any new option or stock appreciation right with a lower exercise price than the cancelled or surrendered option or stock appreciation right.

Federal Tax Treatment

The 2006 Stock Plan is not a qualified pension, profit-sharing or stock bonus plan under Internal Revenue Code Section 401(a). The 2006 Stock Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Restricted Stock Awards.    A grant of restricted stock generally is not a taxable event for the grantee. However, when the applicable restrictions lapse, the grantee generally will recognize ordinary income equal to the excess of the fair market value of such stock on the date of lapse over the amount, if any, paid for such stock. Upon the subsequent sale of the stock, the grantee would incur a capital gain or loss, with the tax rate determined based on the grantee’s holding period, which would begin on the date of lapse. Alternatively, the grantee may file an election under Internal Revenue Code Section 83(b), in which case the grantee will recognize ordinary income on the date of grant equal to the excess of the fair market value of such stock on the date of grant over the amount, if any, paid for such stock. In this case, upon the subsequent sale of stock, the grantee would incur a capital gain or loss, with the tax rate determined on the grantee’s holding period, which would begin on the date of grant.

Incentive Stock Options.    A grantee generally will have no taxable income upon either the grant or exercise of an incentive stock option. If the grantee does not dispose of shares acquired pursuant to the exercise of an incentive stock option within two years of the grant or one year of the exercise, any gain or loss realized in a subsequent disposition will be capital gain or loss. If such holding period requirements are not satisfied, the grantee will generally realize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise (or if less, the amount realized upon disposition) over the option price. Any remaining gain is taxed as long-term or short-term capital gain. We will only be entitled to a deduction if the holding periods are not satisfied. In such case, we will be entitled to a deduction equal to the amount of ordinary income recognized by the grantee in the year in which such taxable income is recognized. For alternative minimum tax purposes, an individual must include in income the amount by which the price paid for the option stock is exceeded by the fair market value of the option stock at the time the rights to the stock are freely transferable or not subject to a substantial risk of forfeiture.

Non-Statutory Stock Options.    The grant of a non-statutory stock option generally is not a taxable event for the grantee. Upon exercise of the option, the grantee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option. We will be entitled to a deduction equal to the amount of ordinary income recognized by the grantee in the year in which such taxable income is recognized.

Stock Appreciation Rights.    The grant of a stock appreciation right generally is not a taxable event for the grantee. However, upon exercise of the stock appreciation right, the grantee generally will recognize ordinary income equal to the amount of cash received or the fair market value of any common stock received.

Performance Units.    A grant of performance units generally is not a taxable event for the grantee. However, when the applicable performance targets have been attained, the grantee generally will recognize ordinary income equal to the amount of any cash received or the fair market value of any common stock received.

Cash Awards.    Generally, a grantee will recognize ordinary income and the company will be entitled to a deduction with respect to cash awards at the earliest time at which the grantee has an unrestricted right to receive the amount of such cash payment. The timing of such income recognition will depend upon the specific terms and conditions of the cash award.

Other Stock Based Awards.    Awards may be granted under the 2006 Stock Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of the awards. Generally, we will be entitled to a deduction with respect to any ordinary income recognized by a grantee in connection with awards made under the 2006 Stock Plan.

Internal Revenue Code Section 162(m).    Internal Revenue Code Section 162(m) provides that the deduction by a publicly traded corporation for compensation paid in a taxable year to the chief executive officer and the four other most highly compensated executive officers of the corporation is limited to $1 million for each individual officer. For purposes of Section 162(m), compensation which is performance-based is not counted as subject to the deductibility limitation. Income pursuant to options and stock appreciation rights having an exercise price or base value equal to the fair market value of the shares of our common stock on the date of grant and performance units is intended to be fully deductible by us, by qualifying such income as performance-based compensation and, therefore, exempt from the limitations of Section 162(m). Income pursuant to restricted stock and other awards under the 2006 Stock Plan would be subject to the deductibility limitations of Section 162(m).

Equity Compensation Plan Information

The following table provides information as of December 25, 2005 for our compensation plans under which equity securities may be issued:

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders	1,886,626	(1)	$5.94	541,540	(2)
Equity Compensation Plans Not Approved by Security Holders	268,200		11.50	31,800
Total	2,154,826		6.63	573,340

(1)	Includes 1,883,295 shares of common stock subject to issued but unexercised options under our 1996 Stock Incentive Plan and 3,331 shares of common stock subject to issued but unexercised options under our Stock Option Plan for Non-Employee Directors.

(2)	Includes 296,973 shares of common stock available for issuance under our 1996 Stock Incentive Plan and 244,567 shares of common stock available for issuance under our Employee Stock Purchase Plan.

Equity Compensation Plan Not Approved By Security Holders

2000 Stock Incentive Plan

Our board of directors adopted a 2000 Stock Incentive Plan on April 25, 2000. The plan will remain in effect until all stock subject to it has been distributed, until all awards have expired or lapsed, or until April 25, 2010. We have reserved 300,000 shares of our common stock for awards under the plan. The 2000 Stock Incentive Plan contains similar terms as our 1996 Stock Incentive Plan, except that our officers and directors are not eligible to receive awards under the plan. Our board of directors may terminate the plan at any time, subject to the conditions stated in the plan. The plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a “qualified plan” under Section 401(a) of the Internal Revenue Code of 1986.

Plan Administration

A committee of members of our board of directors administers the 2000 Stock Incentive Plan. The committee has the authority, subject to the terms of the plan, to adopt, revise and waive rules relating to the plan. The committee is also responsible for determining when and to whom awards will be granted, the form of each award, the amount of each award and any other terms of an award, consistent with the plan.

Members of the committee are designated by our board of directors and serve on the committee for an indefinite term, at the discretion of the board. The compensation committee of our board of directors currently serves as the committee that administers the plan. The committee may delegate its responsibilities under the plan to members of our management, or to others, with respect to the grants of awards to employees who are not deemed to be executive officers of our company under relevant federal securities laws.

Eligibility

All employees of the company and its “affiliates,” as defined in the plan (except the company’s officers and directors), are eligible to receive awards under the plan. The committee may grant awards other than incentive stock options to individuals or entities that are not our employees, but who provide services to our company or its affiliates as consultants or independent contractors. The selection of those to whom awards under the plan are made is within the sole discretion of the committee.

Types of Awards Under the Plan

The types of awards that may be granted under the plan include incentive and non-statutory stock options, restricted stock, stock appreciation rights, performance shares and other stock-based awards. The following is a brief description of the material characteristics of each type of award.

Incentive and Non-Statutory Stock Options.    Both incentive stock options and non-statutory stock options may be granted under the plan. The exercise price of an option is determined by the committee and set forth in an option agreement. The exercise price for non-qualified stock options may be less than, equal to or greater than the fair market value of our common stock on the date the option is granted. Stock options may be granted and exercised at such times as the committee may determine, which is reflected in the exercise schedule set forth in an option agreement. Unless federal tax laws are modified:

•	no incentive stock option may be granted more than 10 years;

•	an incentive stock option may not be exercised more than 10 years after the date it was granted; and

•	the aggregate fair market value of shares of our common stock underlying incentive stock options held by any participant under the plan and under any other plan of our company or of our affiliates, that first become exercisable in any calendar year may not exceed $100,000.

Additional restrictions apply to incentive stock options granted to persons who beneficially own 10% or more of the outstanding shares of our common stock. The purchase price for common stock purchased upon the exercise of stock options may be payable in cash, in our common stock having a fair market value on the date the option is exercised equal to the option price of the stock being purchased, or a combination of cash and stock, as provided in the option agreement. In addition, the committee may permit recipients of stock options to simultaneously exercise options and sell the common stock purchased upon exercise and to use the sale proceeds to pay the purchase price.

Restricted Stock and Other Stock-Based Awards.    The committee is authorized to grant, either alone or in combination with other types of awards, restricted stock and other stock-based awards. Restricted stock may contain such restrictions, including provisions requiring forfeiture and imposing restrictions on stock transfer, as the committee may determine and set forth in the option agreement.

The committee may provide that, unless forfeited, a recipient of an award of restricted stock will have all rights of a company shareholder, including voting and dividend rights.

Stock Appreciation Rights and Performance Awards.    The recipient of a stock appreciation right receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the right is exercised, exceeds a price specified by the committee at the time the right is granted, as set forth in the recipient’s agreement. The price specified by the committee must be at least 100% of the fair market value of our common stock on the date the right is granted.

Performance awards entitle the recipient to payment in amounts determined by the committee, and set forth in the recipient’s agreement, based upon the achievement of specified performance targets during a specified term. Payments for stock appreciation rights and performance awards may be paid in cash, shares of our common stock, or a combination of cash and shares, as determined by the committee.

Acceleration of Awards, Lapse of Restrictions, Forfeiture

The committee may provide in the applicable agreement for the lapse of restrictions on restricted stock or other awards, accelerated vesting of stock options, stock appreciation rights and other awards, or acceleration of the term with respect to which the achievement of performance targets for performance awards is determined in the following circumstances:

•	a change in control of the company;

•	other fundamental changes in the corporate structure of the company;

•	death, disability, or qualified retirement; or

•	such other events as the committee may determine.

Adjustments, Modifications, Termination

The plan gives the committee discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the exercise price of outstanding stock options and performance targets for, and payments under, outstanding performance awards upon mergers, recapitalizations, stock dividends, stock splits, or similar changes affecting us. Adjustments in performance targets and payments on performance shares are also permitted upon the occurrence of such other events as may be specified by the committee.

The plan also gives our board of directors the right to terminate, suspend, or modify the plan. Amendments to the plan are subject to shareholder approval, however, if needed to comply with Rule 16b-3 under the Securities Exchange Act or federal tax laws relating to incentive stock options.

Under the plan, the committee may generally cancel outstanding stock options and stock appreciation rights in exchange for cash payments to the recipients upon dissolutions, liquidations, mergers, statutory share exchanges, or similar events involving us.

ADDITIONAL INFORMATION

Comparison of Total Shareholder Return

The graph below compares the cumulative total shareholder return(1), assuming the reinvestment of all dividends on our common stock for the period beginning December 30, 2001, and ending on December 25, 2005.

	December 31, 2000	December 30, 2001	December 29, 2002	December 28, 2003	December 26, 2004	December 25, 2005
Nasdaq Stock Index	$100.00	$80.87	$55.39	$80.86	$88.62	$92.96
Standard & Poor’s Small Cap Restaurant Index	100.00	138.48	129.14	172.52	210.08	221.96
BUCA, Inc.	100.00	106.21	54.06	45.41	50.52	35.81

(1)	Assumes that $100 was invested on December 31, 2000, in our common stock at an offering price of $14.69 and at the closing sales price for each index, and that all dividends were reinvested. We have not declared dividends on our common stock. You should not consider shareholder returns over the indicated period to be indicative of future shareholder returns.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports and written representations from our executive officers and directors, we believe that our executive officers and directors complied with Section 16(a) filing requirements during 2005, except that Fritzi G. Woods, a new director, inadvertently failed to timely file her initial Form 3 with the SEC. The Form 3 was subsequently filed.

Shareholder Proposals

Shareholder proposals for consideration at our 2007 annual meeting of shareholders must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our By-laws. To be timely under Rule 14a-8, our Secretary must receive the shareholder proposals by December 29, 2006 in order to include the shareholder proposals in the proxy statement. Under our By-laws, if a shareholder plans to propose an item of business to be considered at any annual meeting of shareholders, that shareholder is required to give notice of the proposal to our Secretary at least 90 days prior to the anniversary of the most recent annual meeting and to comply with certain other requirements. The proposals also must comply with all applicable statutes and regulations.

EXHIBIT A

BUCA, Inc.

2006 Omnibus Stock Plan of BUCA, Inc.

1. Purpose.    The purpose of the 2006 Omnibus Stock Plan of BUCA, Inc. (the “Plan”) is to promote the interests of BUCA, Inc. (the “Company”) and its shareholders by providing key personnel of the Company and its Affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The Plan is also intended to provide Outside Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors for their contribution to the Company and to aid in attracting and retaining Outside Directors.

2. Definitions.

2.1 The capitalized terms used elsewhere in the Plan have the meanings set forth below.

(a) “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and (f), or any successor provisions, and, for purposes other than the grant of Incentive Stock Options, any joint venture entity in which the Company or any such “parent corporation” or “subsidiary corporation” owns an equity interest and directly, or indirectly through one or more intermediaries, controls, or is under common control with, such entity.

(b) “Agreement” means a written contract (i) consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant and (ii) containing the terms and conditions of an Award in such form and not inconsistent with the Plan as the Committee may approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.

(c) “Award” or “Awards” means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

(f) “Committee” means the Compensation Committee of the Board or any other committee of the Board consisting of two or more Non-Employee Directors designated by the Board to administer the Plan under Plan Section 3.1 and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3 and Code Section 162(m).

(g) “Company” means BUCA, Inc., a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(h) “Effective Date” means the date specified in Plan Section 12.1.

(i) “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

(k) “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force and in effect from time to time or any successor regulation.

(l) “Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan:

(i) the closing sale price of a Share on such date or on the next business day, if such date is not a business day:

(A) on the composite tape for New York Stock Exchange listed shares, or

(B) if the Shares are not traded on the New York Stock Exchange for more than ten days immediately preceding such date, on the Nasdaq Exchange (or on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed), or

(C) if the Shares are not listed on any such exchange, on any system on which the Shares are listed, or

(ii) if clause (i) is inapplicable, the mean between the closing “bid” and the closing “asked” quotation of a Share on the date immediately preceding that date, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a closing bid and asked quotation is made, on any system which the Shares are listed, or

(iii) if clauses (i) and (ii) are inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it determines, in its sole discretion, to be appropriate for valuation.

The determination of Fair Market Value will be subject to adjustment as provided in Plan Section 16.

(m) “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(n) “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

(o) “Insider” as of a particular date means any person who, as of that date, is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.

(p) “Non-Employee Director” means a member of the Board who is considered a non-employee director within the meaning of Exchange Act Rule 16b-3(b)(3) or its successor provision and an outside director for purposes of Code Section 162(m).

(q) “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.

(r) “Option” means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.

(s) “Outside Director” means a director who is not an Employee.

(t) “Participant” means a person or entity to whom an Award is or has been made in accordance with the Plan.

(u) “Performance Cycle” means the period of time as specified in an Agreement over which Performance Units are to be earned.

(v) “Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award. In the case of such grants to “covered employees” under Code

Section 162(m), the Performance Goals will be based on specified levels of one or more of the following measures with respect to the performance of the Company or a group, unit, Affiliate or an individual: number of new restaurant openings; number of operating weeks; restaurant operating profit; total sales; general and administrative expenses; comparable restaurant sales; gross margin; operating margin; operating income; pre-tax profit; earnings before stock-based compensation expense, interest, taxes and depreciation and amortization; earnings before interest, taxes and depreciation and amortization; earnings before interest and taxes; net income; expenses; the market price of the Company’s stock; stock price; earnings per share; return on stockholder equity; return on capital; return on net assets; economic value added; market share; customer service; customer satisfaction; safety; total shareholder return; free cash flow; net operating income; operating cash flow; return on investment; employee satisfaction; employee retention; balance of cash, cash equivalents and marketable securities; product development; research and development expenses; completion of an identified special project; or completion of a joint venture or other corporate transaction. Such performance goals will be set by the Committee within the time period prescribed by Code Section 162(m) and related regulations.

(w) “Performance Units” means an Award made pursuant to Plan Section 11.

(x) “Plan” means this 2006 Omnibus Stock Plan of BUCA, Inc., as may be amended and in effect from time to time.

(y) “Restricted Stock” means Stock granted under Plan Section 7 so long as such Stock remains subject to one or more restrictions.

(z) “Retirement” means the retirement of a Participant when the Participant’s age plus years of service equal to at least 65.

(aa) “Section 16” or “Section 16(b)” means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

(bb) “Share” means a share of Stock.

(cc) “Stock” means the common stock, par value $.01 per share, of the Company.

(dd) “Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Plan Section 10.

(ee) “Subsidiary” means a “subsidiary corporation,” as that term is defined in Code Section 424(f) or any successor provision.

(ff) “Successor” with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased, the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.

(gg) “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.

(hh) “Transferee” means any member of the Participant’s immediate family (i.e., his or her children, step-children, grandchildren and spouse) or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners.

2.2 Gender and Number.    Except when otherwise indicated by the context, reference to the masculine gender will include, when used, the feminine gender and any term used in the singular will also include the plural.

3. Administration and Indemnification.

3.1 Administration.

(a) The Committee will administer the Plan. The Committee has exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award will be subject to an Agreement authorized by the Committee. Notwithstanding the foregoing, the Board has the sole and exclusive power to administer the Plan with respect to Awards granted to Outside Directors.

(b) Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.

(c) To the extent within its discretion and subject to Plan Sections 15 and 16, other than price, the Committee may amend the terms and conditions of any outstanding Award.

(d) It is the intent that the Plan and all Awards granted pursuant to it will be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible will be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision will be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

(e) The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee will be final and binding on all parties with an interest therein. Consistent with its terms, the Committee has the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee has discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

3.2 Indemnification.    Each person who is or has been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, will be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person gives the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4. Shares Available Under the Plan.

4.1 Total Shares.    The number of Shares available for distribution under the Plan will not exceed 2,100,000 (subject to adjustment pursuant to Plan Section 16).

4.2 Unused, Unexercised or Undistributed Awards.    Any Shares subject to the terms and conditions of an Award under the Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan. Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award, or any Award settled in cash in lieu of Shares will be available for further Awards.

4.3 Delivery of Shares to Satisfy Purchase Price.    If the purchase price of any Shares with respect to an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares delivered to the Participant, net of the Shares delivered to the Company or attested to, will be deemed delivered for purposes of determining the number of Shares available for further Awards.

4.4 Computation of Shares Granted.    For the purposes of computing the total number of Shares granted under the Plan, the following rules will apply to Awards payable in Shares where appropriate (additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable):

(a) each Option will be deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Option;

(b) an Award (other than an Option) payable in some other security will be deemed to be equal to the number of Shares to which it relates;

(c) where the number of Shares available under the Award is variable on the date it is granted, the number of Shares will be deemed to be the maximum number of Shares that could be received under that particular Award; and

(d) where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award will be deemed to be the equivalent of the maximum number of Shares available under the largest single Award.

4.5 No Fractional Shares.    No fractional Shares may be issued under the Plan; however, cash will be paid in lieu of any fractional Share in settlement of an Award.

4.6 Maximum Award Shares.    The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options is 2,100,000. The maximum limitations set forth in this Plan Section 4.6 will be calculated pursuant to the applicable provisions of Plan Sections 4.5 and 16.

5. Eligibility.    Participation in the Plan will be limited to Employees and to individuals or entities who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees. References herein to “employed,” “employment” or similar terms (except “Employee”) will include the providing of services in any capacity or as a director. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, will be deemed a termination of employment for purposes of the Plan.

6. General Terms of Awards.

6.1 Amount and Conditions of Award.    Each Agreement will set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion, which may include conditions on Options or Stock Appreciation Rights becoming exercisable or the lapsing of restrictions on Restricted Stock that are tied to Performance Goals.

6.2 Term.    Each Agreement, other than those relating solely to Awards of Shares without restrictions, will set forth the Term of the Option, Stock Appreciation Right, Restricted Stock or other Award or the Performance Cycle for the Performance Units, as the case may be. Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as will be set forth in the Agreement, which may, but need not, include, without limitation, acceleration in the event of the Participant’s death, disability or Retirement. Acceleration of the Performance Cycle of Performance Units will be subject to Plan Section 11.2.

6.3 Transferability.    Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award. No Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights or Performance Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant’s death or except in the case of an Incentive Stock Option pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder; any attempted transfer in violation of this Section 6.3 will be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide that the Award (other than Incentive Stock Options) may be transferable to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee will continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, disability or termination of employment of a Participant, the references to “Participant” mean the original grantee of an Award and not any Transferee.

6.4 Termination of Employment.    Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case a Participant is no longer employed by the Company and its Affiliates, the following provisions will apply:

(a) Options and Stock Appreciation Rights.

(i) If a Participant is no longer employed by the Company and its Affiliates because of the Participant’s death, then any Option or Stock Appreciation Right that has not expired or been terminated will become exercisable in full if the Participant’s employment with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and a date not more than three months prior to such death, and may be exercised by the Participant’s Successor at any time, or from time to time, within one year after the date of the Participant’s death.

(ii) If a Participant is no longer employed by the Company and its Affiliates because the Participant is disabled (within the meaning of Section 22(e)(3) of the Code), then any Option or Stock Appreciation Right that has not expired or been terminated will become exercisable in full if the Participant’s employment with the Company and its Affiliates has been continuous between the date the Option or Stock Appreciation Right was granted and the date of such disability, and the Participant or the Participant’s Successor may exercise such Option or Stock Appreciation Right at any time, or from time to time, within one year after the date of the Participant’s disability.

(iii) If a Participant is no longer employed by the Company and its Affiliates because of the Participant’s Retirement, then any Option or Stock Appreciation Right that has not expired or been terminated will remain exercisable for three years after the effective date of the Participant’s Retirement, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to the effective date of such Participant’s Retirement; provided, however, that if the Participant is an Outside Director, the

Option or Stock Appreciation Right will remain exercisable until the expiration of the Term after such Outside Director ceases to be a director of the Company, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Outside Director ceasing to be a director.

(iv) If a Participant is no longer employed by the Company and its Affiliates for any reason other than death, disability or Retirement, then any Option or Stock Appreciation Right that has not expired or been terminated will, unless the Committee otherwise provides in the Agreement, remain exercisable for three months after the Participant ceases to be employed by the Company and its Affiliates, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant ceasing to be employed by the Company and its Affiliates; provided, however, that if the Participant is an Outside Director, the Option or Stock Appreciation Right will remain exercisable until the expiration of the Term after such Outside Director ceases to be a director of the Company, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Outside Director ceasing to be a director.

(v) Notwithstanding the foregoing Plan Sections 6.4(a)(i), (ii), (iii) and (iv), in no event will an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award. Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Plan Sections 6.4 (i), (ii), (iii) and (iv) except as otherwise provided by the Committee in the Agreement, will terminate as of the end of the periods described in such Sections.

(b) Performance Units.    If a Participant is no longer employed by the Company and its Affiliates during a Performance Cycle because of the Participant’s death or disability, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, the Participant, unless the Committee will otherwise provide in the Agreement, will be entitled to a payment with respect to Performance Units at the end of the Performance Cycle based upon the extent to which achievement of Performance Goals was satisfied at the end of the Performance Cycle and prorated for the portion of the Performance Cycle during which the Participant was employed by the Company or its Affiliates. Except as provided in this Section 6.4(b) or in the Agreement, if a Participant is no longer employed by the Company and its Affiliates during a Performance Cycle, then such Participant will not be entitled to any payment with respect to that Performance Cycle.

(c) Restricted Stock Awards.    If a Participant is no longer employed by the Company and its Affiliates during the Term of a Restricted Stock Award because of the Participant’s death or disability, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, the Participant, unless the Committee otherwise provides in the Agreement, will be entitled to receive a number of Shares of Restricted Stock under the Award that has been prorated for the portion of the Term of the Award during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares, all restrictions will lapse. Any Shares of Restricted Stock as to which restrictions do not lapse under the preceding sentence or under the Agreement will terminate at the date the Participant ceases to be employed by the Company and its Affiliates and such Shares of Restricted Stock will be forfeited to the Company.

6.5 Rights as Shareholder.    Each Agreement will provide that a Participant has no rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

7. Restricted Stock Awards.

7.1 Restrictions; Lapse of Restrictions.    An Award of Restricted Stock under the Plan will consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions will be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restriction or condition based on such factors or criteria as the Committee, in its sole discretion, may determine. The Agreement will describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock will lapse. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions will be issued to the Participant or a Successor or Transferee.

7.2 Stock Certificate Legend.    Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock will either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as will be provided for in the applicable Agreement.

7.3 Shareholder Rights.    A Participant or a Transferee with a Restricted Stock Award will have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

8. Other Awards.    The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, restricted stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, will determine the terms and conditions of such Awards provided that such Awards will not be inconsistent with the terms and purposes of the Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

9. Stock Options.

9.1 Terms of All Options.

(a) An Option will be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option will be determined by the Committee and set forth in the Agreement, but will not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted (except as provided in Plan Sections 9.2 and 19).

(b) The purchase price of the Shares with respect to which an Option is exercised will be payable in full at the time of exercise, provided that to the extent permitted by law (as determined by the Committee), the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price may be payable in cash, by delivery or tender of Shares (by actual delivery or attestation) having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option, or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted. A Participant exercising a stock option is not permitted, however, to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.

(c) Each Option will be exercisable in whole or in part on the terms provided in the Agreement. In no event will any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it will be deemed to have lapsed or terminated.

9.2 Incentive Stock Options.    In addition to the other terms and conditions applicable to all Options:

(a) the purchase price of each Share subject to an Incentive Stock Option will not be less than 100% of the Fair Market Value of a Share as of the date the Incentive Stock Option is granted if this limitation is necessary to qualify the Option as an Incentive Stock Option (except as provided in Plan Section 19);

(b) the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) will not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option and to the extent an Option or Options granted to a Participant exceed this limit the Option or Options will be treated as a Non-Statutory Stock Option;

(c) an Incentive Stock Option will not be exercisable more than 10 years after the date of grant (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option;

(d) an Incentive Stock Option will not be exercisable more than one year after the Participant ceases to be an Employee of the Company and its Affiliates (if such cessation is due to the Participant’s death or disability) or more than three months after the Participant ceases to be an Employee of the Company and its Affiliates (if such cessation is due to any reason other than death or disability);

(e) the Agreement covering an Incentive Stock Option will contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option; and

(f) notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the date of grant and (ii) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.

10. Stock Appreciation Rights.    An Award of a Stock Appreciation Right entitles the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that will not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right will be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it will be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee will be made at such time or times as will be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

11. Performance Units.

11.1 Initial Award.

(a) An Award of Performance Units under the Plan will entitle the Participant (or a Successor or Transferee) to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee, based upon the achievement of Performance Goals. The Agreement may establish that a portion of a Participant’s Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement will also provide for the timing of the payment.

(b) Following the conclusion or acceleration of each Performance Cycle, the Committee will determine the extent to which (i) Performance Goals have been attained, (ii) any other terms and conditions with respect to an Award relating to the Performance Cycle have been satisfied and (iii) payment is due with respect to an Award of Performance Units.

11.2 Acceleration and Adjustment.    The Agreement may permit an acceleration of the Performance Cycle and an adjustment of Performance Goals and payments with respect to some or all of the Performance Units awarded to a Participant, upon the occurrence of certain events, which may, but need not include, without limitation, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant’s title or employment responsibilities, the Participant’s death, disability or Retirement or, with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination as provided in Plan Section 16. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

12. Effective Date and Duration of the Plan.

12.1 Effective Date.    The Plan will become effective as of April 14, 2006, if the Plan is approved by the requisite vote of shareholders at the 2006 Annual Meeting of Shareholders or any adjournment thereof.

12.2 Duration of the Plan.    The Plan will remain in effect until all Stock subject to it will be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Plan Section 15.1, or April 13, 2016 (the “Termination Date”); provided, however, that Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. No Award of an Incentive Stock Option will be made more than 10 years after the Effective Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time of approval by the Committee of the granting of an Award will be considered the date and time at which the Award is made or granted.

13. Plan Does Not Affect Employment Status.

13.1 No Commitment to Grant Awards.    Status as an eligible Employee will not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

13.2 No Right to Employment.    Nothing in the Plan or in any Agreement or related documents will confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person’s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

14. Tax Withholding.    The Company has the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company has the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings through a reduction of the number of Shares delivered or delivery or tender return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

15. Amendment, Modification and Termination of the Plan; Amendments of Agreements.

15.1 Board and Committee Power to Terminate, Amend and Modify Plan and Agreements.    The Board may at any time and from time to time terminate, suspend or modify the Plan. Except as limited in

(b) below, the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law.

15.2 Limitations.    No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Plan Sections 11.2 or 16 does not adversely affect these rights.

16. Adjustment for Changes in Capitalization.    Subject to any required action by the Company’s shareholders, appropriate adjustments, so as to prevent enlargement of rights or inappropriate dilution — (i) in the aggregate number and type of Shares available for Awards under the Plan, (ii) in the limitations on the number of Shares that may be issued to an individual Participant as an Option in any calendar year, (iii) in the number and type of Shares and amount of cash subject to Awards then outstanding, (iv) in the Option price as to any outstanding Options and, (v) subject to Plan Section 11.2, in outstanding Performance Units and payments with respect to outstanding Performance Units — may be made by the Committee in its sole discretion to give effect to adjustments made in the number or type of Shares through a Fundamental Change (subject to Plan Section 17), recapitalization, reclassification, stock dividend, stock split, stock combination or other relevant change, provided that fractional Shares will be rounded to the nearest whole Share.

17. Fundamental Change.    In the event of a proposed Fundamental Change, the Committee may, but will not be obligated to:

(a) if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

(b) at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, will be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Plan Section 10, will be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option will immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right will have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to Plan Section 17(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that has not been exercised before the Fundamental Change will be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right will be entitled to the payment provided for in this Section 17(b) if such Option or Stock Appreciation Right has terminated, expired or been cancelled. For purposes of this Section only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change.

18. Forfeitures.    An Agreement may provide that if a Participant has received or been entitled to payment of cash, delivery of Shares, or a combination thereof pursuant to an Award within six months before the Participant ceases to be employed by the Company and its Affiliates, the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Shares received with respect to the Award (or its economic value as of (i) the date of the exercise of Options or Stock Appreciation Rights, (ii) the date of, and immediately following, the lapse of restrictions on Restricted Stock or the receipt of Shares without restrictions, or (iii) the date on which the right of the Participant to payment with respect to Performance Units vests, as the case may be) in the event of certain occurrences specified in the Agreement. The Committee’s right to require forfeiture must be exercised within 90 days after discovery of such an occurrence but in no event later than 15 months after the Participant ceases to be employed by the Company and its Affiliates. The occurrences may, but need not, include competition with the Company or any Affiliate, unauthorized disclosure of material proprietary information of the Company or any Affiliate, a violation of applicable business ethics policies of the Company or Affiliate or any other occurrence specified in the Agreement within the period or periods of time specified in the Agreement.

19. Corporate Mergers, Acquisitions, Etc.    The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other awards granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

20. Unfunded Plan.    The Plan will be unfunded and the Company will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board will be deemed to be a trustee of any amounts to be paid under the Plan nor will anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right will be no greater than the right of an unsecured general creditor of the Company.

21. Limits of Liability.    Any liability of the Company to any Participant with respect to an Award will be based solely upon contractual obligations created by the Plan and the Award Agreement. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, will have any liability to any party for any action taken, or not taken, in good faith under the Plan.

22. Compliance with Applicable Legal Requirements.    No certificate for Shares distributable pursuant to the Plan will be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.

23. Deferrals and Settlements.    The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

24. Other Benefit and Compensation Programs.    Payments and other benefits received by a Participant under an Award made pursuant to the Plan will not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and will not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

25. Beneficiary Upon Participant’s Death.    To the extent that the transfer of a Participant’s Award at his or her death is permitted under an Agreement, a Participant’s Award will be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.

26. Requirements of Law.    To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan will be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and will be construed accordingly. If any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not effect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

27. Repricing; Shareholder Approval.    Except as provided in Plan Section 16, in no event may any Option or Stock Appreciation Right be amended to decrease the exercise price per share of the Shares subject to such Option or the exercise price of such Stock Appreciation Right, as the case may be, or be cancelled or in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes or under the rules of The Nasdaq Stock Market, Inc., as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation or action is approved by the Company’s shareholders in accordance with applicable law and rules of The Nasdaq Stock Market, Inc.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, June 14, 2006

10:00 a.m., Minneapolis Time

Hyatt Hotel

1300 Nicollet Mall

Minneapolis, Minnesota 55403

BUCA, Inc. 1300 Nicollet Mall Minneapolis, Minnesota 55403	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held on June 14, 2006 and at any adjournment thereof.

By signing this proxy, you revoke all prior proxies and appoint Wallace B. Doolin and Richard G. Erstad, and each of them, as Proxies, each with full power of substitution, to vote, as designated on the reverse side and below, at the Annual Meeting of Shareholders to be held on June 14, 2006, and at any adjournment thereof, all shares of Common Stock of BUCA, Inc. registered in your name at the close of business on April 17, 2006.

This proxy when properly executed will be voted as specified on the reverse side, but, if no direction is given, this proxy will be voted FOR Items 1 and 2. Notwithstanding the foregoing, if this proxy is to be voted for any nominee named on the reverse side and such nominee is unwilling or unable to serve, this proxy will be voted for a substitute in the discretion of the Proxies. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or internet vote authorizes the Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until noon, Minneapolis time, on June 13, 2006.
•	You will be prompted to enter your three-digit Company Number (this number is located on the proxy card) and the last four digits of the U.S. Social Security Number or Tax Identification Number for this account.
•	Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/buca/ — QUICK EASY IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, seven days a week, until noon, Minneapolis time, on June 13, 2006.
•	Please have your proxy card and the last four digits of your U.S. Social Security Number or Tax Identification Number in hand. If you do not have a U.S. Social Security Number or Tax Identification Number, please leave blank. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to BUCA, Inc. c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

ò    Please detach here    ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:	01 Fritzi G. Woods 03 James T. Stamas	02 John P. Whaley	☐ Vote FOR all nominees	☐ Vote WITHHELD from all nominees
(except as marked)
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approval of BUCA, Inc. 2006 Omnibus Stock Plan	☐ For	☐ Against	☐ Abstain

Address Change? Mark Box ☐ Indicate changes below:	Date , 2006

Signature(s) in Box

Please sign exactly as your name(s) appear on proxy. If held in joint tenancy, all persons must sign. Trustee, administrators, etc., should include this title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.